As filed with the Securities and Exchange Commission on October 30, 2025.

Registration No. 333-291144

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JJH INTERNATIONAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	5180	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 19010, Building 2, Xiyinmen Commercial Plaza,

No.36 Wanjiali Middle Road, Guitang Street,

Yuhua Dist, Changsha City,

Hunan Province, China

Tel: +86 13051787711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

New York, NY

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form F-1 will enter into an underwriting agreement with the Company and act as representative of the Underwriters in this offering.

This Registration Statement contains a prospectuses, as set forth below:

Public Offering Prospectus. A prospectus to be used for this initial public offering by us of 1,250,000 Ordinary Shares (the “Public Offering Prospectus”) through the underwriter named in the Underwriting section of the public offering prospectus.

●	they contain different outside and inside front covers and back covers;

●	the Offering section in the Prospectus Summary section on page 11 of the Public Offering Prospectus is removed and replaced with the Offering section on page Alt-1 of the Resale Prospectus;

●	the Use of Proceeds sections on page 36 of the Public Offering Prospectus is removed and replaced with the Use of Proceeds section on page Alt-1 of the Resale Prospectus;

●	the Capitalization and Dilution sections on page 38, page 39 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

●	a Resale Shareholders section is included in the Resale Prospectus beginning on page Alt-2 of the Resale Prospectus;

●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

●	the Underwriting section on page 67 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page Alt-3 of the Resale Prospectus;

●	the Legal Matters section on page 71 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page Alt-4 of in the Resale Prospectus; and

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages (the “Alternative Pages”) to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholders.

The resale offering pursuant to the Resale Prospectus is contingent on the listing of our Ordinary Shares on the Nasdaq and the consummation of the Offering, and the resale offering will not begin until such listing occurs. Thereafter, any sales pertaining to the Resale Prospectus will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered by the Resale Shareholders may be effected in one or more transactions that may take place in ordinary brokers ’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the relevant Resale Shareholders. No sales of the shares covered by the Resale Prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on the Nasdaq.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED October 30, 2025

1,250,000 Ordinary Shares

JJH INTERNATIONAL HOLDINGS LIMITED

This is an initial public offering of the ordinary shares (each, an “Ordinary Share”, collectively, “Ordinary Shares”) of JJH INTERNATIONAL HOLDINGS LIMITED, a British Virgin Islands company. Prior to the completion of this offering, there has been no public market for our Ordinary Shares. We are offering on a firm commitment basis 1,250,000 Ordinary Shares, par value $0.00001 per Ordinary Share. We will not receive any proceeds from the sale of the Ordinary Shares to be sold by the Resale Shareholders. We expect the initial public offering price will be $4.00 per Ordinary Share. This offering is contingent upon us listing our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) (or another national exchange). There is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq (or another national exchange). We have reserved the symbol “JJHR” for purposes of listing the Ordinary Shares on Nasdaq and we plan to apply to list the Ordinary Shares on Nasdaq. We cannot assure you that our application will be approved; however, if it is not approved, we will not complete this offering.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 to read about factors you should consider before buying our Ordinary Shares.

JJH INTERNATIONAL HOLDINGS LIMITED was incorporated as a company limited by shares under the laws of the British Virgin Islands. As a holding company with no material operations of our own, we conduct our operations through Hunan Jinger Jiang Jun Hong Technology Co. Limited, our indirectly owned subsidiary incorporated under the laws of the People’s Republic of China. The Company controls and receives the economic benefits of Hunan Jinger Jiang Jun Hong Technology Co. Limited’s business operations through equity ownership. The Ordinary Shares offered in this offering are shares ofthe holding company that is incorporated in the British Virgin Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

JJH INTERNATIONAL HOLDINGS LIMITED is a company organized under the laws of the People’s Republic of China Due to the wholesale nature and limited scale of our overall business and our lack of substantive operations in China (except for facilitating inventory procurement), we do not believe laws and regulations relating to data privacy and anti-monopoly in China currently have any impact on our ability to conduct business, accept foreign investment, or list on a U.S. or foreign exchange.

Hunan Jinger Jiang Jun Hong Technology Co. Limited is a trading and wholesaler of primarily alcoholic beverages in China. As a China registered entity, Hunan Jinger Jiang Jun Hong Technology Co. Limited is subject to China laws generally applicable to China entities. We believe Hunan Jinger Jiang Jun Hong Technology Co. Limited is compliant with the laws and regulations governing its existence and business operations in China, including without limitation, laws and regulations relating to data privacy and unfair competition and anti-monopoly, to the extent such laws and regulations are applicable to Hunan Jinger Jiang Jun Hong Technology Co. Limited. Due to the predominantly wholesale nature and limited scale of our operations solely via Hunan Jinger Jiang Jun Hong Technology Co. Limited in China, it is not part of Hunan Jinger Jiang Jun Hong Technology Co. Limited’s business activities, nor does it have any access, to gather private data from the ultimate retail consumers of our downstream distributors such as supermarkets, restaurants, hotel and other retailers in China. As such, we do not believe laws and regulations relating to data privacy and anti-monopoly in China currently have any impact on our ability to conduct business, accept foreign investment, or list on a U.S. or foreign exchange.

We and our subsidiaries are based in China and we have operations in China, we may be subject to legal and operational risks indirectly by virtue of doing business with parties in China or even directly if we decide to operate Oversea in the future. We do not have any variable interest entity (“VIE”) and we currently do not have any intention of establishing any VIEs in the future.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company”, “JJH,” or “JJH INTERNATIONAL HOLDINGS LIMITED” are to JJH INTERNATIONAL HOLDINGS LIMITED, the ultimate holding company organized as a company limited by shares under the laws of the British Virgin Islands; references in this prospectus to “JJH INTERNATIONAL HOLDINGS LIMITED” are to JJH INTERNATIONAL HOLDINGS LIMITED, a company organized under the laws of the People’s Republic of China (“China”) and an 100%-owned subsidiary of JJH INTERNATIONAL HOLDINGS LIMITED; and references in this prospectus to “Hunan Jinger Jiang Jun Hong Technology Co. Limited”, the “Operating Entity” or the “China Subsidiary” are to under China laws and an 100%-owned operating subsidiary of JJH. For more details regarding the risks regarding the Company’s holding company structure, please refer to “Prospectus Summary — Corporate History and Structure” on page 40 and “Risk Factors — Risks Related to our Ordinary Shares and This offering — We may not be able to pay any dividends on our Ordinary Shares in the future due to BVI law.”

The PRC government recently initiated a series of statements, regulatory actions and new policies to regulate business operations in China, including cracking down on illegal activities in securities markets, enhancing supervision over China-based companies listed overseas using a VIE structure, exerting more oversight and control over offerings conducted overseas and/or foreign investment in China-based issuers, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

As of the date of this prospectus, there has been no distribution of dividends or assets among JJH INTERNATIONAL HOLDINGS LIMITED (the holding company), JJH (the interim holding company), or the Hunan Jinger Jiang Jun Hong Technology Co. Limited (the Operating Entity) and no transfers, dividends, or distributions to our shareholders. The Company intends to keep any future earnings to finance business operations and does not anticipate that any cash dividends will be paid in the foreseeable future. If the Company determines to pay dividends on any of the Ordinary Shares in the future, as a holding company, the Company will be dependent on receipt of funds from JJH. JJH, in turn, will be dependent on the receipt of funds from the Operating Entity. Payments of dividends by JJH are subject to China regulations and JJH is permitted under the relevant laws of China to provide funding through dividend distribution without restrictions on the amount of the funds. There are currently no restrictions on dividends transfers from China to the British Virgin Islands and to U.S. investors. Current China regulations permit the Operating Entity to pay dividends to JJH. According to China law, income received in China is subject to taxation under China’s Complementary Tax provisions, regardless of whether the recipient is an individual or a corporation, their specific industry, or domiciliation. However, taxpayers may be eligible for particular deductions and allowances. Any dividends received by either individuals or corporate shareholders are considered as income and thus are subject to complementary tax as stated above. Non-residents and companies not incorporated in China that do not conduct business activities in China, are normally not registered with the China Financial Services Bureau as taxpayers, and therefore are not required to submit their income tax returns in China. However, the China taxation authorities may challenge the accuracy of income statements and may calculate the amounts due based on prior results or estimations. In such an event, appeals are available for unsatisfied parties. In addition, in accordance with the Basic Law of China, no foreign exchange control policies shall be applied within China, allowing for the free flow of capital within, into and out of China.

JJH INTERNATIONAL HOLDINGS LIMITED is permitted under the BVI laws to provide funding to our subsidiaries in China through loans or capital contributions without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under BVI laws. JJH is permitted under the China laws to provide funding to Hunan Jinger Jiang Jun Hong Technology Co. Limited, subject to the compliance and satisfaction of applicable government registration, approval and/or filing requirements.

As the Company and JJH are holding companies without substantive operations (except for facilitating inventory procurement for the Operating Entity by JJH as described below), and neither of them generates any income, their respective payment obligations such as fees owned to professional service providers or government administrative fees are met by utilizing cash transfers from the Operating Entity. This includes the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses (if any). If our China subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. As a British Virgin Islands company, our board of directors has discretion as to whether to pay a dividend on its shares subject to certain restrictions under British Virgin Islands law. Specifically, we may only pay dividends if it is solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the value of assets of our company will not be less than the sum of our total liabilities. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including, among others:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors upon closing of this offering.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. As such, in this prospectus we have taken advantage of certain reduced public company reporting requirements that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. See sections titled “Prospectus Summary — Implications of Our Being an ‘Emerging Growth Company’” on page 6 and “Prospectus Summary — Implications ofOur Being a ‘Foreign Private Issuer’” beginning on page 6 for additional information.

Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by Hunan Jinger Jiang Jun Hong Technology Co. Limited. Although we do not currently have cash or assets in the PRC and our China subsidiary, JJH, does not have substantive operations other than facilitating inventory procurement in China, to the extent cash or assets in the business is in the PRC, China or a PRC or China entity in the future, the funds or assets may not be available to fund operations or for other use outside of the PRC or China due to interventions in or the imposition of restrictions and limitations on the ability of the Company or our subsidiary by the PRC government to transfer cash or assets.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total(4)
Initial public offering price (1)		$4.00		$5,000,000
Underwriter’s discounts (2)		$0.30	$
Proceeds to our Company before expenses (3)	$		$

(1)	Based upon an assumed initial public offering price of $4.0 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus. The actual initial public offering price will be determined at pricing.

(2)	Represents underwriting discounts equal to 7.5% per Ordinary Share. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.

(3)	The total estimated expenses related to this offering are set forth in “ Underwriting — Discounts and Expenses.”

(4)	Assumes that the underwriter does not exercise any portion of its over-allotment option.

This offering is being conducted on a firm commitment basis. The Underwriter is obligated to take and pay for all ofthe Ordinary Shares if any such Ordinary Shares are taken. We have granted the underwriter an option for a period of 45 days after the effective date of this registration statement to purchase up to 15% of the total number of the Ordinary Shares to be offered by us pursuant to this offering (excluding Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discounts. If the underwriter exercises the option in full, and assuming an offering price of $4.0 per Ordinary Share, which is the midpoint of the range set forth on the cover page of this prospectus, the total gross proceeds to us, before underwriting discounts and expenses, will be approximately $ million.

The Underwriter expects to deliver the Ordinary Shares against payment as set forth under “Underwriting”, on or about [●], 2025.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Prospectus dated [●], 2025

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free writing prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

About this Prospectus

We and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such an offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the British Virgin Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“BVI” refers to the British Virgin Islands;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding the special administrative regions of China, and Taiwan for the purposes of this prospectus only; Reference to laws and regulations of “China” or the “PRC” are only to such laws and regulations of mainland China; the term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“JJH” refers to JJH INTERNATIONAL HOLDINGS LIMITED, a company organized under the laws of the People’s Republic of China;

●	“China” refers to the People’s Republic of China;

●	“China dollars”, or “HKD” refers to the legal currency of China;

●	“Hunan Jinger Jiang Jun Hong Technology Co. Limited”, “Operating Entity”, or “China Subsidiary” refers to Hunan Jinger Jiang Jun Hong Technology Co. Limited, a limited liability company organized under the China Special Administration Region of the People’s Republic of China, which is majority-owned by JJH;

●	“China,” “Macao,” “Macao SAR,” or “China SAR” refers to the China Special Administration Region of the People’s Republic of China;

●	“our subsidiaries” refers to Hunan Jinger Jiang Jun Hong Technology Co. Limited;

●	“shares”, “Shares”, “ordinary shares”, or “Ordinary Shares” refers to the ordinary shares of JJH (as defined below), par value $0.00002 per share;

●	“the Company”, “JJH”, or “JJH INTERNATIONAL HOLDINGS LIMITED” refers to JJH INTERNATIONAL HOLDINGS LIMITED, a company limited by shares under the laws of the British Virgin Islands;

●	“U.S. dollars”, “$”, “US$”, “USD” or “dollars” refers to the legal currency of the United States;

●	“we”, “us”, “our Company”, or “our” are to JJH INTERNATIONAL HOLDINGS LIMITED, together with its subsidiaries as a group, and, in the context of describing the substantive operations, Hunan Jinger Jiang Jun Hong Technology Co. Limited.

All share numbers, warrant numbers, and exercise prices appearing in this registration statement will be adjusted to give effect to the Share Surrender and Share Cancellation, unless otherwise indicated or unless the context suggests otherwise.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our Shares. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management s, Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. This prospectus contains information from an industry report commissioned by us and prepared by Frost & Sullivan, an independent research firm, to provide information regarding our industry and our market position.

To the extent references to “we”, “us”, and “our” are used in the context of a discussion or description of products, operations, market and other commercial activities, such references relate to Hunan Jinger Jiang Jun Hong Technology Co. Limited, the Operating Entity and not its direct or indirect parent companies unless the context clearly suggests otherwise.

Overview

We are a holding company incorporated under the laws of British Virgin Islands. As a holding company with no material operation of its own, we conduct substantially all our operations through an indirect China subsidiary, Hunan Jinger Jiang Jun Hong Technology Co. Limited in China.

Hunan Jinger Jiang Jun Hong Technology Co. Limited is a trading and wholesaler of primarily alcoholic beverages in China. Through Hunan Jinger Jiang Jun Hong Technology Co. Limited, we sell a broad range of beverages, primarily alcoholic beverages. The alcoholic beverages we sell include Chinese liquor, and other miscellaneous beverage alcohol. Sales of Chinese liquor is by far our most significant operations, and we are a great wholesaler of high-end Chinese liquor in China. We operate only in China.

Corporate History and Structure

The following diagram illustrates our corporate structure as of the date of this prospectus, which assumes that the Resale Shareholders have not sold any shares at the time of the offering. For more details on our corporate history, please refer to “Corporate History and Structure” on page 40 of the prospectus.

Notes:

(1)	Includes Ordinary Shares held by the minority shareholders, each a natural person or entity who, each directly or indirectly, owns less than 5% of the Company’s Ordinary Shares.

(2)	JJH INTERNATIONAL HOLDINGS LIMITED (or JJH), a holding company without operations, is the company issuing securities sold in the offering.

(3)	Hunan Jinger Jiang Jun Hong Technology Co. Limited is the operating company in China through which JJH INTERNATIONAL HOLDINGS LIMITED conducts its operations.

Our Principal Business

As a wholesale seller, we operate in the downstream segment of the value chain of the alcoholic beverage market in China. We do not conduct any manufacturing operation, directly contract with manufacturers, or act as a distributor or a sub-distributor for the manufacturers. Instead, we procure alcoholic beverages from the market ad hoc based on our business objectives and the prevailing market conditions. We sell these products to retailers, other sellers, and on-premise locations through consignment arrangements with hotels and.

Mr. Baoquan Yu, 63, has been CEO in the Company since October, 2023. Mr. Baoquan Yu has served as our Chairman of the Board of Directors since March, 2025. Mr. Baoquan Yu has been chief executive officer of Hunan Jinger Jiang Jun Hong Technology Co. Limited, which is a trading and wholesaler of alcoholic beverages in China. Mr. Baoquan Yu graduated with a Bachelor degree. He used to be a vice-principal in Qingdao Nanquan Middle School.

Mr. Libao Ma, 53, is CFO in the Company since the Company established. He has a community college degree and worked as a general manager in Shenzhen Huixin Tianze Invesment Development Co., Limited in Shenzhen City, Guangdong Province.

Our Suppliers and Customers

As a wholesale seller, our customer base consists of three primary categories: (i) hotel, (ii) restaurants, and (iii) food and alcoholic beverages distributors and liquor stores. To cater to major hotel, we engage in an annual bid submission process. Once our bids are accepted, hotel casino procurement departments generate purchase orders. After the hotels’ accounting teams have confirmed the delivery by the end of the month, payment is usually processed within 15 to 20 days through either bank transfers or checks. Our interactions with restaurant customers primarily revolve around telephone orders. We receive immediate payment upon delivery of the ordered products to restaurants. Payment is primarily via bank transfers, occasionally in cash. For our food and alcoholic distributor and liquor store customers, the ordering process is initiated through direct phone communication. Upon placing their orders, these customers settle payments via bank transfers or checks after receiving our invoices. Subsequent to the verification of payment receipt, these customers personally visit our warehouse for order retrieval.

Our Competitive Advantages

We believe that we have the following competitive advantages which enable us to differentiate ourselves from our competitors:

●	Through our long-standing operating history in China’s alcoholic beverage market, we have accumulated significant industry expertise, established a successful track record, and built remarkable credibility as a key industry player.

●	Our deep roots and connections in China and our credibility have enabled us to establish stable relationships with suppliers and customers.

●	Our status as a leading high-end Chinese liquor wholesaler in China has enabled us to establish mutually beneficial collaboration with hotel with value-added services.

Growth Strategies

Our objective is to leverage on our deep connections and expertise in China’s alcoholic beverage market to pursue the following growth strategies:

●	Create and sell highly personalized high-end alcoholic beverage products.

●	Create our own private labeled products.

●	Launch an E-commerce platform for retail sales and marketing.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. The risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

●	Our limited history under the current business model and the risk that our historical performance and growth rate may not be indicative of our future performance;

●	the loss of multiple suppliers, lack of long-term contracts with suppliers, or a significant disruption in the supply chain;

●	our ability to maintain and enhance our brand recognition;

●	our ability to continue to attract consumers with evolving preferences through effective marketing activities;

●	the intense competition in the industry that we operate in; and

●	adverse effects on our business caused by health epidemics and outbreaks such as COVID-19.

Risks Related to Doing Business in China and Risks Related to the PRC

We operate in China through Hunan Jinger Jiang Jun Hong Technology Co. Limited, an 100%-owned subsidiary of JJH. We are subject to China laws and regulations, including the Basic Law. Our company structure is comprised of (i) a British Virgin Island holding entity, JJH INTERNATIONAL HOLDINGS LIMITED, (ii) a China holding entity, JJH, which is majority-owned by JJH INTERNATIONAL HOLDINGS LIMITED, and (iii) a China operating entity, Hunan Jinger Jiang Jun Hong Technology Co. Limited, which is majority-owned by JJH. However, because China are constituent parts of the People’s Republic of China, our company structure, which is comprised of entities in China, involves unique risks to our investors.

Although we believe that the laws and regulations of the PRC do not currently directly apply to us nor have any direct material negative impact on our business, financial condition or results of operations, and our corporate structure is stable without any interference from current applicable laws in PRC, China, or China, we face risks and uncertainties associated with the complex and evolving PRC laws and regulations and the economic conditions of the PRC because our business operations rely on the economic growth of the PRC and the smooth functioning of the PRC commercial participants in our industry, including manufacturers, exporters, and PRC tourists to China. Additionally, if there is a duly declared state of war or state of emergency endangering national unity or security under the existing Basic Law or that the Basic Law is fundamentally amended by the National People’s Congress of the People’s Republic of China by virtue of China being a constituent part of the People’s Republic of China, however unlikely, it could potentially impact China’s legal system and may create uncertainty in whether existing PRC laws would be made applicable in China. As a result of the foregoing, the Chinese government may intervene or influence our operations at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in China-based issuers and such risk could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. If the existing PRC laws such as recent statements and regulatory actions by China’s government related to data security or anti-monopoly concerns, are made applicable in China and are negatively applied to our China operating entity, or the PRC government exercises its sovereign power by adopting new laws, regulations, or policies to exert more oversight and control over offerings conducted overseas and/or foreign investment in China-based issuers and to intervene or influence operations in China of China entities such as our China operating entity, however unlikely in each instance, it may negatively impact our ability to maintain our current corporate structure, conduct business, accept foreign investments, list on a U.S. or other foreign exchange. It may also affect our ability to offer or continue to offer securities to investors and significantly affect the value of such securities. If such circumstances arise, relevant risks may arise and the same legal and operational risks associated with operations in China also apply to operations in China and/or China, as applicable. These risks will become even more prominent and direct if we expand our operations into or develop a physical presence in China.

Hunan Jinger Jiang Jun Hong Technology Co. Limited is a company organized under the laws of the China and an 100%-owned subsidiary of JJH INTERNATIONAL HOLDINGS LIMITED. JJH is a holding company and does not conduct any substantive operations in China except for facilitating inventory procurement in China for our only operating subsidiary, which is in China. JJH does not maintain any office facility or personnel. It has no revenue or expenses other than those associated with inventory procurement in China from a few China beverage distributors. All of JJH’s operations are conducted in China by Hunan Jinger Jiang Jun Hong Technology Co. Limited, our China operating subsidiary. As a China registered entity, JJH is subject to China laws generally applicable to China entities. We believe JJH is compliant with the laws and regulations governing its existence, operations, and taxes in China, including without limitation, laws and regulations relating to data privacy and anti-monopoly, to the extent such laws and regulations are applicable to JJH. Please see “Enforceability of Civil Liabilities” on page 35 for more details of enforceability of liabilities in China.

Hunan Jinger Jiang Jun Hong Technology Co. Limited is a trading and wholesaler of primarily alcoholic beverages in China. Hunan Jinger Jiang Jun Hong Technology Co. Limited’s direct customers primarily consist of supermarkets, restaurants, hotel and other retailers in China and it generally does not conduct retail sales. Due to the predominantly wholesale nature and limited scale of our operations solely via Hunan Jinger Jiang Jun Hong Technology Co. Limited in China, it is not part of Hunan Jinger Jiang Jun Hong Technology Co. Limited’s business activities, nor does it have any access, to gather private data from the ultimate retail consumers of our downstream distributors such as supermarkets, restaurants, hotel and other retailers in China. As a China registered entity, Hunan Jinger Jiang Jun Hong Technology Co. Limited is subject to China laws generally applicable to China entities. We believe Hunan Jinger Jiang Jun Hong Technology Co. Limited is compliant with the laws and regulations governing its existence and operations in China, including without limitation, laws and regulations relating to data privacy and unfair competition and anti-monopoly, to the extent such laws and regulations are applicable to Hunan Jinger Jiang Jun Hong Technology Co. Limited.

Additionally, although we and our subsidiaries are not based in China and we have no operations in China, we may be subject to legal and operational risks indirectly by virtue of doing business with parties in China or even directly if we decide to operate in China in the future.

●	Our business and operations could be affected by changes in China’s economic, political, or social conditions or government policies.

●	While China has not faced Public Company Accounting Oversight Board (“PCAOB”) investigations like China due to limited China-based companies being listed in the US, the potential for future concerns regarding China’s designation cannot be ruled out.

●	The success of our business relies on the gaming and tourism industries of China.

●	Conducting business in China involves certain economic and political risks relating to changes in China’s’s political, economic, and social conditions.

●	The level of visitor arrivals to China from China, China, and elsewhere may decline due to, or travel to China may be disrupted by, natural disasters, outbreaks of disease, terrorist attacks, security alerts, military conflicts, or other factors. And the number of visitors may also decline due to government restrictions imposed by China and other governments.

●	JJH INTERNATIONAL HOLDINGS LIMITED is a holding company with no operations of its own and may rely on dividends to be paid by our China subsidiary to fund our cash and financing requirements, and our dividend payments and other cash distributions to our shareholders, and to service any debt we may incur and to pay our operating expenses; Although we do not currently have cash or assets in the PRC and our China subsidiary, JJH, does not have substantive operations other than facilitating inventory procurement in China, to the extent cash or assets in the business is in the PRC, China or a PRC or China entity in the future, the funds or assets may not be available to fund operations or for other use outside of the PRC or China due to interventions in or the imposition of restrictions and limitations on the ability of the Company or our subsidiary by the PRC government to transfer cash or assets.

Risks Related to Our Ordinary Shares and This Ofering

●	Because JJH INTERNATIONAL HOLDINGS LIMITED is incorporated under the laws of the British Virgin Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

●	There has been no public market for our Ordinary Shares prior to this offering, an active trading market for our Ordinary Shares may not develop after this offering, and the trading price of the Ordinary Shares is likely to be volatile you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

●	Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

●	The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

●	JJH INTERNATIONAL HOLDINGS LIMITED is an emerging growth company within the meaning of the Securities Act of 1933 (“Securities Act”) and may take advantage of certain reduced reporting requirements.

●	JJH INTERNATIONAL HOLDINGS LIMITED is a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934 (the “Exchange Act”) and are exempt from certain provisions applicable to U.S. domestic public companies.

●	JJH INTERNATIONAL HOLDINGS LIMITED is a controlled company within the meaning of the Nasdaq Market Rules and may elect to exempt from corporate governance requirements.

For a detailed description of the risks above, please refer to pages 25 – 32.

Permissions Required from the China and the PRC Authorities for our Business Operation and This Offering

Our China counsel, Vong Hin Fai Lawyers & Private Notary, has advised that, as of the date of this prospectus, the Company and its China subsidiary (1) are not required permissions or approvals from any PRC national authorities to operate their businesses or to issue the Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve our operations. This conclusion is based on the fact that: (1) our Company’s operating subsidiary is located in China, (2) we and our subsidiary have no direct operations in China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in China, except for those specified in Annex III of the Basic Law. However, the evolving legal systems of China, operating under the “One Country, Two Systems” principle, may introduce uncertainties that could potentially impact and cause uncertainties in our business, indirectly through their direct impact on our PRC suppliers and customers, and directly should we expand our business operations into the PRC. Additionally, with respect to the recent statements and regulatory actions by the PRC government, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, should there be fundamental changes to the Basic Law that make such laws and regulations applicable in China, although unlikely, we may be subject to these laws and regulations and risks ofthe uncertainty of any future actions of the PRC government in this regard.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares.

We also expect to become subject to PRC laws if we expand operations into or develop a physical presence in China.

As of the date of this prospectus, we and our China operating subsidiary, Hunan Jinger Jiang Jun Hong Technology Co. Limited, also are not required to obtain permissions or approvals from any China authorities to operate our business or to issue the Ordinary Shares to foreign investors.

Implications of the Holding Foreign Companies Accountable Act

Implications of Our Being an “Emerging Growth Company”

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies that are not emerging growth companies. As an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under § 107 of the JOBS Act; and

●	will not be required to evaluate our internal control over financial reporting until our second annual report on Form 20-F after our initial public offering.

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under § 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under § 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenues, have more than $700 million in the market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Our Being a Foreign Private Issuer

Upon the completion of this offering, the Company will report with foreign private issuer status within the meaning of the rules under the Exchange Act. As such, the Company is exempt from certain provisions applicable to United States domestic public companies. For example, the Company is:

●	exempt from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD;

●	exempt from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act;

●	exempt from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption;

●	exempt from the requirement that a majority of our board of directors consists of independent directors;

●	exempt from the requirement that our compensation committee and nominating committee consist entirely of independent directors; and

●	exempt from the requirement that our audit committee and compensation committee have a written charter addressing the respective committee’s responsibilities and authority as set forth in Nasdaq Rule 5605(c)(1) and 5605(d), respectively.

Implications of Our Being a Controlled Company

We are, and will be, a “controlled company” as defined under the Nasdaq Stock Market Rules as long as Mr. Baoquan Yu, CEO, Chairman, and principal shareholder, and his affiliates own and hold more than 50% of our outstanding Ordinary Shares. As of the date of this prospectus, Mr. Baoquan Yu, as the controlling shareholder of the Company, can decide on all matters requiring shareholder approval or matters which may be approved by shareholders under the Company’s Memorandum and Articles of Association by virtue of his controlling ownership in the Company based on his direct and indirect ownership (through JJH) of the Company’s outstanding Ordinary Shares, including the election of directors, amendment of memorandum and articles of association, and approval or disapproval of major corporate transactions, such as a change in control, a transaction with take-over effect, merger, consolidation, or sale of assets. The Company has adopted a Code of Business Conduct and Ethics to impose certain review procedures that require the review and approval of conflict of interests and related party transactions by the non-interested directors or the Audit Committee, which applies to all directors, officers, and employees of the Company, including Mr. Baoquan Yu. Additionally, the Company plans to adopt an Audit Committee Charter effective upon the completion of this offering and the listing of our Ordinary Shares on Nasdaq to include additional internal control and risk management procedures to further address conflicts of interest issues.

Additionally, for so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors upon closing of the offering. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

SUMMARY CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

The following summary consolidated balance sheets data for the years ended June 30, 2025, and 2024, summary consolidated statements of comprehensive income data as of June 30, 2025, June 30, 2024, summary consolidated statements of cash flows data for the time periods ended June 30, 2025, and June 30, 2024, and the years ended June 30, 2025 and 2024 have been derived from the consolidated financial statements of the Company included elsewhere in this prospectus, which were prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Our Summary Consolidated Financial Data and Operating Data section together with the Company’s consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents the Company’s summary consolidated balance sheets data as of June 30, 2025, June 30, 2024:

JJH INTERNATIONAL HOLDINGS LIMITED and Subsidiaries

Consolidated Balance Sheets

	June 30,	June 30,
	2025	2024

Assets
Current assets:
Cash	$			$

Accounts receivable
Prepaid expense
Advances payments for goods
Other receivables
Inventories
Amount due from related parties
Total current assets

Long-term assets:
Property and equipment, net
Leased right-of-use assets
Long-term deferred expenses
Total long-term assets	$			$

Total assets

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$			$
Short-term loans
Advances from customers
Employee benefits payable
Taxes payable
Lease liability - current
Amount due to related parties
Total current liabilities
Long-term liabilities:
Lease liabilities non-current
Total long-term liabilities
Total liabilities
Stockholder’s equity:
Ordinary shares
Preferred shares
Paid-in capital*
Reserve Capital
Accumulated Other Comprehensive Income (Loss)
Retained earnings
Total JJH stockholder’s equity
Non-controlling interest	$	$	$	$

Retroactively restated for the effect of Share Surrender and Share Cancellation.

The following table presents the Company’s summary Operations and Comprehensive Income data for the years ended June 30, 2025 and 2024.

JJH INTERNATIONAL HOLDINGS LIMITED and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

	June 30, 2025	June 30, 2024

Revenue, net
Cost of goods sold
Gross profit

Operating expenses:
Selling and distribution expenses
General and administrative expenses
Total operating expenses
Operating income(loss)
Interest expense
Other (income) and other expense, net
Total other expense, net
Income(loss) before provision for taxes
Provision for income taxes
Net income(loss)

Less: net income attributable to non-controlling interest
Net income(loss) attributable to JJH INTERNATIONAL HOLDINGS LIMITED

Other comprehensive income(loss)
Foreign currency translation gain (loss)
Comprehensive Income(loss) attributable to JJH INTERNATIONAL HOLDINGS LIMITED

Earnings(loss) per ordinary share
– Basic and diluted*		$	$	$

Weighted average number of ordinary shares outstanding
–Basic and diluted*

*	Retroactively restated for the effect of Share Surrender and Share Cancellation.

JJH INTERNATIONAL HOLDINGS LIMITED and Subsidiaries

Consolidated Statements of Cash Flows

	June 30, 2025	June 30, 2024
Cash flows from Operating Activities
Net income	$	$
Adjustments to Reconcile Net Income to Net Cash Used In Operating
Activities：
Depreciation
Imputed interest expense
Changes in operating assets and liabilities：

Long-term deferred expenses
Inventories
Accounts receivable
Prepayments
Other receivables
Lease right-of-use assets
Accounts payable
Advances from customers
Employee benefits payable
Taxes and surcharges payable
Lease liabilities
Other payables
Net cash flows provided by operating activities
Cash flows from investing activities：
Cash paid for property and equipment
Cash paid for long-term deferred expenses
Net cash flows used in investing activities

Cash Flow from Financing Activities:
Due from related parties
Proceeds from issuance of shares
Receipts from related parties
Payments to related parties
Repayments to bank loans

Net cash used in financing activities

Effect of exchange rate change on cash and restricted cash

Net increase (decrease) in cash

Cash at the Beginning of the Period

Cash at the End of the Period	$

Supplemental Disclosures of Cash Flow Information:

Cash Paid During the Period for:
Interest

Taxes

THE OFFERING

Ordinary Shares offered by us	1,250,000 Ordinary Shares

Price per Ordinary Share	We currently estimate that the initial public offering price will be $4 per Ordinary Share.

Ordinary Shares outstanding prior to completion of this offering	Ordinary Shares

Ordinary Shares outstanding immediately after this offering	Ordinary Shares, assuming that the underwriter does not exercise its over-allotment option

Over-Allotment Option	We have granted the underwriter a 45-day option to purchase from us up to an additional 15% of the Ordinary Shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Listing	We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market.

Nasdaq Capital Market symbol	“JJHR”

Transfer Agent

Use of proceeds	We intend to use the proceeds from this offering as follows: (i) approximately 30% of the net proceeds for sales and product innovation and brand building, (ii) approximately 20% of the net proceeds for the acquisition of, or investment in, assets, technologies, solutions, or businesses that complement our business, (iii) approximately 40% of the net proceeds for general corporate purposes, and (iv) approximately 10% of the net proceeds for reserve and subject to the discretion of the board of directors.
Lock-up

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” for a discussion of risks to consider before deciding to invest in our Ordinary Shares.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should carefully consider the risks described below, together with all the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occur, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline. Consequently, you may lose all or part of the money you have paid to buy our Ordinary Shares. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of losing your entire investment.

Risks Related to Our Business and Industry

Our historical operating and financial performance and growth rate may not be indicative of our future performance. If we fail to manage our growth or implement our future business strategies efectively, the success of our business may be compromised.

We will continue to expand our sales network and product offerings to attract customers and to increase our customer base, number of transactions, and sales volume. However, the execution of our expansion plan is subject to uncertainty. For example, the total number of transacting customers and items sold may not grow at the rate we expect for the reasons stated above. Our ability to sustain growth may also depend on our continued success in managing the shift toward high-margin product sales in and hotels while addressing ongoing challenges in the wholesale market for lower-priced products. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our shares could decline. Even if we achieve growth of our business, if we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy consumer requirements, or maintain high-quality products and services, any of which could adversely affect our business, financial condition, results of operations and prospects. To accommodate our growth, we anticipate that we will need to implement a variety of new and upgraded operational management systems, procedures, and controls, including the improvement of our accounting and other internal management systems. We will also need to continue to expand, train, manage and motivate our workforce and manage our relationships with our distributors, dealers, and suppliers. As we selectively increase our product and service offerings, we will need to work with different groups of new distributors, dealers, and other suppliers efficiently and establish and maintain mutually beneficial relationships with our existing distributors, dealers, and suppliers. All of these endeavors involve risks and will require substantial managerial effort and significant additional expenditure. We cannot assure you that we will be able to manage our growth or execute our strategies effectively, and any failure to do so may have a material adverse effect on our business and prospects.

Our company structure is comprised of a holding company that holds directly or indirectly subsidiary entities in China. The government of the People’s Republic of China may intervene or influence our company and our company structure, which presents unique risks and uncertainties that may negatively impact our business, growth, our ability to o fer or continue to o fer securities to investors and the value of such securities.

Any significant disruption or interruption in the supply chain may adversely afect the Operating Entity’s business.

The Operating Entity may be negatively impacted by significant disruptions or interruptions in the supply chain caused by events such as abnormal weather, changes in import/export restrictions, or global pandemics like COVID-19. The occurrence of such events may lead to a shortage of imported alcoholic beverages, price volatility, and operational inefficiencies.

Uncertain economic or social conditions, natural catastrophic events, and public health crises may adversely impact the Operating Entity’s business.

The Operating Entity’s business may be negatively affected by various economic and social disruptions, including but not limited to a slowdown, recession, or inflationary pressures in the general economy, reduced market growth rates, tighter credit markets for suppliers, vendors, or customers, significant shifts in government policies related to alcoholic beverages and gaming, significant social unrest, deterioration of economic relations between countries or regions, and changes in societal perception of alcoholic beverages. These disruptions could result in reduced demand for the Operating Entity’s products and may cause financial or operational difficulties for third-party partners, which could have an impact on the Operating Entity’s ability to receive needed materials and services.

In addition, fluctuations in general economic conditions, particularly those affecting the gaming, tourism and hospitality industries, could result in business volume decreases and negatively impact the growth potential of the Operating Entity’s short-term revenue. Economic disruptions could result in economic downturns impacting the regions in which the Operating Entity conducts its business, and could lead to a decline in our customer’s demands for our products, and could negatively affect the collectability of accounts receivable or early termination of agreements. The occurrence of any of the foregoing could materially and adversely impact our business and results of operations.

Further, because the raw materials used to make alcoholic beverages are agriculture products such as yeast, grains, and fruits, the Operating Entity is also susceptible to the impact of natural catastrophes, such as earthquakes, floods, power outages, and other factors that impact the supply or manufacturing of these products.

Political crises, such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics (including and in addition to COVID-19) as demonstrated by recent events in China, could negatively impact our business, financial condition, and operating results. Two-thirds of our sales came from the sale of Chinese liquor manufactured in China and, we believe, a big portion of the products we sell are ultimately sold to Chinese tourists, thus we are especially susceptible to risks relating to China. Please see “Risk Factors — Risks Related to the PRC” beginning on page 20 for more details concerning how risks relating to the PRC could affect the results ofour operations.

Our results of operations are subject to seasonality and other fluctuations.

We are subject to seasonality and other fluctuations in our business. Our revenue is also largely affected by tourism and public holiday seasons in China, China, and neighboring Asian countries, and revenue may increase or decrease because of these activities. The launch of new promotions or the timing of such promotions may further cause our quarterly results to fluctuate and differ from historical patterns. Our results of operations will likely fluctuate due to these and other factors, some of which are beyond our control, including but not limited to: (i) fluctuations in overall consumer demand for alcoholic beverages during certain months and holidays; (ii) introduction of new policies or regulatory measures governing travel to China; (iii) fluctuations in exchange rates that impact our acquisition costs of imported alcohol products; and (iv) macro-economic conditions and their effect on discretionary consumer spending. If we fail to accurately identify the seasonal trends in our business and match our customer services and supplies in an effective manner, it may have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

A reduction in consumer demand for alcoholic beverages, which may result from a variety offactors, could materially and adversely afect our business, results of operations and financial results.

We rely on consumers ’ demand for our alcoholic beverages. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, changes in discretionary income, changes in the price of consumer products due to inflation, changes in laws and regulations, public health policies, and perceptions, and changes in leisure, dining, and beverage consumption patterns. Our continued success will require us to anticipate and respond effectively to shifts in consumer behavior and drinking tastes. If consumer preferences were to move away from our products, our results of operations would be materially and adversely affected. Some of the factors that may cause a reduction in consumer demand for alcoholic beverages include:

●	a general decline in economic or geopolitical conditions which may negatively impact consumers’ discretionary income;

●	a general decline in the consumption of alcoholic beverage products in on-premise establishments, which may result from changes in public health policies, including smoking bans, stricter laws relating to driving while under the influence of alcohol, and procedures implemented to address the COVID-19 pandemic;

●	a generational or demographic shift in consumer preferences away from alcoholic beverages to other substitutes, such as hard seltzer and other lower-calorie alcoholic beverages, as well as non-alcoholic beverages including soft drinks, sports drinks, and water products;

●	increased activity of anti-alcohol groups making alcoholic beverage consumption to be perceived negatively;

●	concern about the health consequences of consuming alcoholic beverage products; and

●	changes in laws and regulations that negatively affect our business, such as any increase in taxes and duties on the import or sale of alcoholic beverage products or the import of such products.

Our portfolio includes a range of luxury alcoholic beverages, and demand for these brands may be particularly susceptible to changing economic conditions and consumer tastes, preferences, and spending habits, which may reduce our sales of these products and adversely affect our profitability. An unanticipated decline or change in consumer demand or preference could also materially affect our ability to forecast future production requirements, which could, in turn, impair our ability to effectively adapt to changing consumer preferences. Any reduction in the demand for our products would materially and adversely affect our business, results of operations and financial results.

Our lack of internal controls over financial reporting may a fect the market for and price of our Ordinary Shares.

Our disclosure and internal controls over financial reporting may not be effective. We may not have the financial resources or personnel to develop or implement systems that would provide us with the necessary information on a timely basis to be able to implement financial controls. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees due to labor legislation and immigration laws of China. As a result of these factors, we may experience difficulty establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records, and instituting business practices that meet the U.S. GAAP standards. We may have made and may in the future make mistakes in the financial statements that are included or will be included in our public filings, such as a registration statement, due to lack of internal controls over financial reporting. If we fail to maintain an effective system of disclosure and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired. For more details concerning internal controls over financial reporting, please see “Risk Factors — Risks Related to our Ordinary Shares and This Ofering — We have identified material weaknesses in our internal control over financial reporting that, if not properly remediated, could result in material misstatements in our consolidated financial statements” on page 31.

Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth and execute our business strategies.

The alcoholic beverages export industry in China is highly competitive and growing rapidly in the past few years; if we are unable to compete successfully, our financial condition and results of operations may be harmed. As a result, we may lose market share and customers.

The alcoholic beverages industry in China has been changing and developing rapidly and has become very competitive in recent years. As it is relatively easy to enter the market, there are many other trading companies providing services of various qualities across China. We face competition from long-established traditional China alcohol distributors and retailers as well as new companies which rely on modern technology such as E-commerce platforms. Our current or future competitors may have longer operating histories, greater brand recognition, better supplier relationships, larger customer bases, more cost-effective fulfillment capabilities or greater financial, technical, or marketing resources than we do. Competitors may leverage their brand recognition, experience and resources to compete with us in a variety of ways, including investing more heavily in research and development and making acquisitions for the expansion of their products and services. Some of our competitors may be able to secure more favorable terms from suppliers, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory policies and devote substantially more resources to their website and system development than us. Increased competition may reduce our profitability, market share, customer base and brand recognition. Competition is mainly based on rates, brand recognition, turnaround time, quality of venue and service levels. Additionally, individual consumers may change their budgets and preferences and choose venues outside China that offer lower rates or have access to venues and facilities that we do not have access to, which may have an adverse effect on our competitive position, results of operations and financial condition. There is no assurance that we will be able to compete effectively or successfully against existing or future competitors. Such competitive pressures and uncertainties could materially impact our business operation and financial conditions.

The growth of third-party online and other alcoholic beverages supply intermediaries may adversely afect our margins and profitability.

Our products can also be purchased and distributed through our cooperating agencies or third-party intermediaries whom we have profit sharing arrangements with or pay commissions to. If the volume of any supply intermediary becomes substantial, it may be in a better bargaining position to negotiate a higher profit percentage or commission, or other significant concession from us. As a result, the growth and importance of these supply intermediaries may adversely affect our ability to control the supply and cost of our products, which would in turn adversely affect our margins and profitability.

Any harm to the reputation of the brands and the manufacturers of the alcoholic beverage products that we sell may materially and adversely afect our business and results of operations.

We rely on the alcohol product brands’ marketing materials when promoting our products.

The Operating Entity has limited control over the promotional materials used by the alcoholic beverage manufacturers, which may not align with our branding or values. This lack of control can make it difficult for the Operating Entity to differentiate its products from similar products from the same alcohol brand sold by our competitors, as consumers may not see a compelling reason to choose one wholesaler’s products over the others. The Operating Entity’s success in promoting its products is dependent on the manufacturers ’ marketing efforts. If the manufacturers ’ marketing efforts are not effective, the results of our operation can be negatively impacted.

Our main product sales are highly concentrated on a limited number ofproduct categories.

If counterfeit products are sold under our brand names and trademarks, our reputation and financial results could be materially and adversely afected.

If we fail to manage our inventory efectively, the results of operations,financial condition and liquidity may be materially and adversely afected.

We rely on a limited number of customers for our business.

The Operating Entity’s revenue depends on the marketing strategies and business plan of third parties.

We may regularly encounter actual, potential, or perceived conflicts of interest, including related party transactions, and our failure to identify and address such conflicts of interest could adversely afect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our customers; (iii) our customers; (iv) us and our employees; (v) our customers and our employees, (vi) us and our controlling shareholder(s), and entities controlled by our controlling shareholder(s), or (vii) us and our directors or executive officers or entities controlled by our directors or executive officers. A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family or close friend(s) or business associate(s)) interferes, or appears to interfere, with the interests of our company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family or a close friend(s) or business associate(s)) takes actions or has interests that may make it difficult to perform his or her work for our company objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family or close friend(s) or business associate(s)) receives improper personal benefits as a result of his or her position in our company. We has adopted a Code of Business Conduct and Ethics, which covers a broad range of matters including the handling of conflicts of interest, compliance issues and other corporate policies. This Code of Business Conduct and Ethics applies to all of our executive officers, board members and employees.

As we expand the scope of our business and our customer base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our business naturally exist but are in competition or conflict. In accordance with the BVI Business Companies Act, our currently effective Memorandum and Articles of Association contains certain board of directors disclosure and voting procedures that are designed to identify and address conflicts of interest, including conflicts of interest relating to related party transactions. We plan to adopt an Audit Committee Charter effective upon the completion of this offering and the listing of our Ordinary Shares on Nasdaq to include additional internal control and risk management procedures to further address conflicts of interest issues. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our customers ’ confidence in us could be damaged if we fail, or appear to fail, to deal appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to customer dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential customers and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

Interruptions or failures that impair access to information technology systems could adversely afect the business of the Operating Entity.

The Operating Entity relies on information technology systems to process, transmit, and store information in relation to its operations. These information technology systems may be vulnerable to interruption due to a variety of events beyond our control, including but not limited to, natural disasters, telecommunications failures, computer viruses, hacking, and other security issues. Any material interruptions or failures in these information technology systems could cause disruptions in business operations and may require a significant investment to update, remediate or replace with alternate systems. The costs and potential problems associated with supporting, maintaining, remediating, and upgrading the existing information technology systems, or with implementing new systems, may severely disrupt the Operating Entity’s business operations.

The Operating Entity may not succeed in its cost-saving strategies.

The Operating Entity continues to identify and execute cost-saving opportunities designed to improve operational efficiencies and optimize project management. There is no assurance that the Operating Entity will be able to achieve or sustain cost savings, realize and sustain operational efficiencies, or achieve other benefits that it may initially expect. Such failures may result in various unnecessary costs, temporary operational inefficiencies, and could negatively impact our business, financial condition and the results of operations.

The entry into strategic alliances, or mergers and acquisitions may expose the Operating Entity to additional risks.

The Operating Entity may consider potential strategic alliances that would complement the current product offerings, increase the size and geographic scope of its operations or otherwise present growth and/or other opportunities. Any such developments may entail numerous risks, including:

●	competition with established competitors in new markets, who may have greater knowledge of those markets and resources to expend in those markets than the Operating Entity;

●	difficulties in assimilating acquired operations or products;

●	difficulties in understanding and adapting to local cultural norms, including, but not limited to, consumption patterns, consumer trends and preferences, as well as seasonal effects;

●	diversion of management’s attention from the core business;

●	substantial costs, delays or other operational or financial difficulties, including difficulties in leveraging the expected synergies among the businesses to increase sales and obtain cost savings or achieve expected results;

●	adverse effects on existing business relationships with suppliers and customers;

●	certain other risks involved in entering markets in which the Operating Entity has limited or no prior experience; and

●	reputational and other risks regarding the Operating Entity’s ability to enter new markets successfully or to implement such strategic alliances, including obtaining financing which could dilute the interests of its shareholders, result in an increase in its indebtedness, or both.

In addition, there can be no assurance that the Operating Entity will be able to identify suitable candidates or consummate such transactions on favorable terms or at all. Such failure, or the Operating Entity’s failure to enter new markets, enter strategic alliances, or successfully complete the integration of any new or acquired businesses could have a material adverse effect on its business, prospects, financial condition, liquidity, results of operations and cash flows.

Our management team does not have any experience managing a public company.

Members of our management team do not have experience managing a publicly traded company, interacting with public company investors, or complying with the increasingly complex laws pertaining to public companies. Additionally, some members of our management team were recently hired. Our management team may not successfully or efficiently manage their new roles and responsibilities. Our transition to a public company will subject us to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

We have limited insurance coverage, which could expose us to significant costs and business disruption.

The Operating Entity maintains workers’ compensation insurance for its employees and third-party liability insurance for its vehicles in compliance with applicable China laws. However, it should be noted that the availability and adequacy of the Operating Entity’s insurance coverage is not guaranteed, and certain types of risks may not be covered, such as war, force majeure, or certain business interruptions. Moreover, there is no assurance that the Operating Entity will be able to renew its current insurance policies on favorable terms upon expiration, which may materially impact its business if claims are not covered or if policies cannot be renewed. It is important to note that the Operating Entity does not have business disruption insurance, and any such event could result in significant costs and divert our resources.

Natural disasters and unusual weather conditions, power outages, pandemic outbreaks, terrorist acts, global political events and other extraordinary events could materially and adversely afect our results of operations,financial condition and future prospects.

In addition to the impact of COVID-19, natural disasters such as fires, earthquakes, hurricanes, floods, tornadoes, unusual weather conditions, power outages, other pandemic outbreaks, terrorist acts or disruptive global political events, or similar disruptions could materially and adversely affect our business operations and financial performance. In addition, in recent years, there have been other breakouts of epidemics regionally and globally. Normal business operations and results of operations could be adversely affected to the extent that any of the extraordinary events harm the economies of China, the PRC or the global economy broadly.

Risks Related to Doing Business in China

The success of our business depends on the tourism and gaming industries of China.

China’s economy relies heavily on the gaming and tourism industries and, as a result, our business depends on the success of these two industries. The primary driver of our revenue and cash flow is the sale of alcoholic beverages and related services to, hotels, food, and wine wholesalers (who primarily serve), and restaurants and other businesses that rely on the tourism industry boosted by the gaming sector. As our operations are heavily reliant on casino tourism, we are indirectly exposed to the risks that impact the gaming industry, including, but not limited to:

●	dependence on the gaming, tourism and leisure market in China;

●	limited diversification of our business and sources of revenue;

●	a decline in economic and political conditions in China, China or Asia, or an increase in competition within the gaming industry in China or generally in Asia;

●	inaccessibility to China due to inclement weather, road construction or closure of primary access routes;

●	a decline in air or ferry passenger traffic to China due to higher ticket costs, fears concerning travel or otherwise;

●	travel restrictions due to COVID-19 to China and austerity measures imposed now or in the future by the governments in China or other countries in Asia;

●	tightened control of cross-border fund transfers and/or foreign exchange regulations or policies effected by the Chinese or China governments;

●	measures taken by the Chinese government to deter gaming activities or marketing of gaming activities to Chinese residents;

●	changes in China governmental laws and regulations, or interpretations thereof;

●	natural and other disasters, including typhoons, outbreaks of infectious diseases or terrorism, affecting China;

●	relaxation of regulations on gaming laws in other regional economies that could compete with the China market; and

●	government restrictions on growth of gaming markets, including policies on gaming table allocation and caps.

Although it is difficult to predict the likelihood that any of these risks may materialize and to quantity the impact on our business operations should any of them materialize, it is not unforeseeable that such risks, should they materialize, their collectively impact could result in a material change in our operations and/or the value of the Ordinary Shares offered in this offering or could significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of such securities to significantly decline or be worthless.

The implementation of a legal drinking age in China could materially and adversely impact our business.

In November 2023, China implemented the Law on the Prevention and Control of Minors’ Consumption of Alcoholic Beverages, which prohibits the sale of alcoholic beverages containing alcohol by volume in excess of 1.2 percent to individuals under the age of 18 in China. The implementation of the new law in China will lead to a decrease in the number of individuals consuming alcoholic beverages. As a result, our customer base, which primarily consists of, liquor stores, and food product and alcoholic beverage distributors, will likely experience negative effects on their sales due to fewer people being able to purchase alcoholic beverages. If our customers witness a decline in their revenue and reduce their purchases of alcoholic beverages, it will directly and adversely affect our business, financial condition, and operational outcomes.

Although the impact of regulatory changes may not be immediate and could take some time to materialize, it is crucial to monitor the situation carefully to see how these changes will affect our business in China. If material, negative impacts on China’s gaming and tourism industries materialize, such impacts could materially adversely affect our financial condition and operational results.

Conducting business in China has certain risks relating to political, economic, and social changes in China.

Conducting business in China involves certain risks relating to changes in the political, economic, and social conditions of China. Additional risks include changes in China’s governmental policies, China’s laws and regulations, or exchange control regulations, restrictions on foreign investment, repatriation of capital, measures introduced to combat inflation, such as interest rate hikes, and changes to the rates or method of taxation. Our operations in China are exposed to the risk of changes in laws and policies that govern operations of China-based companies. The PRC government may continue to adopt policies and regulatory measures applicable in mainland China aimed at curtailing possible corruption, which, however, may indirectly impact China’s gaming and tourism industries. Therefore, we cannot be certain whether new PRC government policies and regulatory measures applicable in mainland China may indirectly but nevertheless materially and adversely affect our business, financial condition, results of operations or prospects.

The number of visitors to China from China and elsewhere may decline due to natural disasters, outbreaks of disease, terrorist attacks, security alerts, military conflicts, regulatory restrictions of travel, or other factors.

China’s subtropical climate and location on the South China Sea subjects it to extreme weather conditions, including typhoons and heavy rainstorms. For example, in 2024, there were six typhoons that impacted areas within 800 kilometers of China. Unfavorable weather conditions or other natural disasters such as earthquakes, tsunamis, or major typhoons could severely disrupt transportation to China and prevent gaming patrons from travelling to China. Similarly, material events such as outbreaks of infectious diseases, including COVID-19, terrorist attacks, security alerts, or military conflicts could have a negative impact on travel and leisure expenditures, including lodging, gaming, and tourism. Any PRC restriction that results in the decrease of visitors from China to China may adversely affect China’s economy and our business. For instance, the PRC traditionally has imposed restrictions on PRC residents’ travel to China. Although, to our knowledge, the PRC has not implemented new restrictions affecting PRC residents’ ability to travel to China since 2008, there is no assurance that there will not be future restrictions and other factors that may negatively impact the flow of visitors from China. Any of these, or other factors such as riots or demonstrations, could have a negative impact on visitor arrivals to China from China and elsewhere. If the number of visitors from the China and elsewhere decrease, it may affect China’s tourism industry which in turn could reduce retailer consumers of alcoholic beverages in China thus could indirectly and adversely affect our business. Should this materialize, it could materially and adversely affect our business, financial condition, results of operations or prospects.

Fluctuation in the value of the China dollar, U.S. dollar, Pataca or RMB may adversely afect our expenses and profitability.

While our reporting currency is the U.S. dollar, the majority of the China Subsidiary’s revenues are denominated in China dollars Patacas. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and the local currencies of the China Subsidiary. The fluctuation in the value of the China dollar Patacas against the U.S. dollar may be affected by, among other things, changes in political and economic conditions. Although the exchange rate between the China dollar and the U.S. dollar has been pegged since 1983 and the China Pataca is pegged to the China dollar, we cannot assure you that the China dollar will remain pegged to the U.S. dollar or that the China Pataca will remain pegged to the China dollar. In addition, because the currency market for China Patacas is relatively small and undeveloped, our ability to convert large amounts of China Patacas into U.S. dollars over a relatively short period of time may be limited. As a result, we may have difficulty converting China Patacas into U.S. dollars, which could hinder our ability to service certain expenses denominated in U.S. dollars. On the other hand, to the extent that we are required to convert U.S. dollar financings into China dollars or China Patacas for our operations, fluctuations in the exchange rates between China dollars or China Patacas against the U.S. dollar could have an adverse effect on the amounts we receive from the conversion.

Furthermore, the depreciation of RMB against U.S. dollar or China dollar will affect the purchasing power of visitors from China, which in turn may affect the visitation and level of spending at China. To date, we have not engaged in hedging transactions with respect to foreign exchange exposure of our revenues and expenses in our day-to-day operations. Any significant fluctuations in the exchange rates mentioned above may have a material adverse effect on our business, financial condition, results of operations or prospects.

Inflationary pressures resulting in governmental action to control economic growth and inflation could lead to adverse material and adverse impact on our profitability and operating expenses.

We are also exposed to inflation risk. Inflationary factors, such as increases in labor costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses and may have a material adverse effect on our business, financial condition, results of operations or prospects.

Issues in the collectability and timing of collection of our account receivables could materially and adversely affect our results of operations and financial condition.

Our cash flow depends on the timely receipt of payments from our customers. There is no assurance that our customers will pay us on time and in full. Should we experience any unexpected delay or difficulty in collecting account receivables from our customers, it may have a material adverse effect on our revenues, business, financial condition, results of operations or prospects.

Any restrictions of cash flows among JJH INTERNATIONAL HOLDINGS LIMITED, JJH China, and our Operating Entity in China may adversely afect our ability to meet our financial requirements or make dividend or other shareholder distributions to our shareholders.

JJH INTERNATIONAL HOLDINGS LIMITED is a holding company with no operations of its own. We conduct our operations in China primarily through our China subsidiary. We may rely on dividends to be paid by our China subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our China subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

If the Company determines to pay dividends on any of the Ordinary Shares in the future, as a holding company incorporated in the British Virgin Islands, the Company will be dependent on receipt of funds from JJH. JJH, in turn, will be dependent on the receipt of funds from the Operating Entity. Current China regulations permit the Operating Entity to pay dividends to JJH. Payments of dividends by JJH is subject to China regulations. There are currently no restrictions on dividends transfers from China to the British Virgin Islands and to U.S. investors. As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries and no transfers, dividends, or distributions to our shareholders.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are subject to China laws and regulations that are generally applicable to China entities entities, including China laws and regulations that result in oversight over data security.

Risks Related to the PRC

We operate only in China through our China operating entity, Hunan Jinger Jiang Jun Hong Technology Co. Limited, and are subject to China laws and regulations, including the Basic Law. As a China registered entity, JJH is subject to China laws generally applicable to China entities. However, as a holding company without any substantive operations in China except for facilitating inventory procurement in China for our China operating entity, JJH does not maintain any office facility or personnel and has no revenue or expenses other than those related to inventory procurement in China. As such, we do not believe that JJH’s legal and operational risks in China, such as legal and operational risks associated with China data security oversight, anti-monopoly concerns, ability to conduct business in China or accept foreign investment or list on a U.S. or other foreign exchange, are material to our business, financial condition, results of operations, prospects, our ability to conduct business in China or accept foreign investment operations, or list on a U.S. or other foreign exchange because JJH does not currently engage in activities subject to these laws and regulations.

The PRC economy has a great impact on tourism activities in China. Meanwhile, the PRC government has exercised and continues to exercise substantial oversight and supervision over virtually every sector of the Chinese economy through regulation and state ownership.

Our business may be harmed by the decrease in tourism due to changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property, and other matters. The PRC local jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision to adjust the economic policies or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could impact the interest we then hold in Chinese properties. For example, in recent years, to combat the spread of the COVID-19 pandemic, governments worldwide, including the PRC SAR implemented many restrictive policies and measures, including quarantines, travel restrictions, lockdowns, and temporary closure of stores and business facilities. Although the Chinese government has since lifted many of these restricted policies and measures, the impact of COVID-19 pandemic and these restrictive policies and measures may have long-term effects on the Chinese economy. Further, if any of COVID-19’s new variants, such as SARS-CoV2, become a significant threat in China or if another epidemic outbreak emerges and affects China, there is no assurance that the Chinese government will not adopt restrictive measures in response. The COVID-19 pandemic and these government policies and measures may cause decreased economic activity in China, which may, in turn, adversely affect our operating results.

The newly enacted Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act passed by the U.S. Senate, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the Public Company Accounting Oversight Board. These developments could add uncertainties to our o fering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities ifthe PCAOB determines that it cannot inspect or fully investigate our auditor.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors. On December 18, 2020, the HFCAA was signed by President Donald Trump and became law. This legislation requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years beginning in 2021, the issuer’s securities are banned from trade on a national exchange or through other methods.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which, if passed by the U.S. House of Representatives and signed into law by the President, would decrease the number of non-inspection years for foreign companies to comply with PCAOB audits from three to two years, thus reducing the time period before their securities may be prohibited from trading or delisted.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCAA. Rule 6100 provides a framework for the PCAOB to use to determine whether it is unable to inspect or investigate registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, The SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate.

On December 16, 2021, the PCAOB issued the Determination Report which found that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). Furthermore, the Determination Report identified the specific registered public accounting firms which are subject to these determinations, i.e., PCAOB Identified Firms. PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures ofthe auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms ’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors to lose confidence in audit procedures and reported financial information and the quality of financial statements of China-based companies.

On August 26, 2024, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance (“MOF”) of the People’s Republic of China, governing inspections and investigations of audit firms based in PRC. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC.

Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business should we start an online retail business platform directly targeting our sales at mainland consumers.

While we are currently not subject to the laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, should we establish a retail platform directly targeting retail customers and collecting a sufficient amount of their personal information to grow our business further in the future, we may be subject to the oversight of the CAC and its regulations and measures.

On December 28, 2021, 13 governmental departments ofthe PRC, including the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2024. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC ifit intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the CAC. According to the Security Administration Draft, data processing operators shall apply for a cybersecurity review by the relevant Cyberspace Administration of the PRC under certain circumstances, such as (i) mergers, restructurings, and divisions of Internet platform operators that hold large amount of data relating to national security, economic development, or public interest which affects or may affect the national security, (ii) overseas listings of data processors that process personal data for more than one million individuals, (iii) China listings of data processors that affect or may affect national security, and (iv) other data processing activities that affect or may affect the national security. The deadline for public comments on the Security Administration Draft was December 13, 2021.

The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress of the PRC (“SCNPC”) on June 10, 2021, and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the People’s Republic of China, or the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021.

In addition, the PRC regulatory authorities have recently taken steps to strengthen the regulations on data protection and conducted several rounds of relevant inspections. The Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications, which came into effect on May 1, 2021 (the “Necessary Personal Information Rules”), require that the operators of mobile apps shall not deny the users who do not consent to the collection of unnecessary personal information from using the basic functions and services of such apps. In addition, under the Necessary Personal Information Rules, “necessary personal information” refers to personal information necessary for ensuring the normal operation of an app’s basic functional services. The basic functional services of the operating entities ’ apps are providing instant messaging services through texts, pictures, voice, and video, where the necessary personal information includes mobile phone numbers and account numbers of registered users and lists of accounts of instant messaging contact persons.

Neither we nor the Operating Entity is subject to cybersecurity and data security review by the CAC because of Article 18 of the Basic Law. As of the date of this prospectus, we have not received any notice from any authorities identifying the Operating Entity as CIIOs or requiring us or the operating entities to undergo a cybersecurity review or network data security review by the CAC. However, should we establish a retail platform in the PRC that directly targets PRC consumers and collect personal information of over a million of such consumers, such potential PRC platform would likely be subject to the oversight of the CAC and its regulations and measures. If so and if we fail to comply with the CAC regulations and measures as a result of the CAC oversight, we could incur material costs to ensure compliance and be subject to fines. Additionally, we could experience devaluation of securities or delisting, may no longer be able to conduct offerings to foreign investors, and no longer be permitted to continue our current business operations.

There is no assurance that China will not enact local laws like the Trial Measures promulgated by the CSRC, which could subject us to additional compliance requirements in the future.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; if a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

On February 24, 2023, the CSRC revised the Archives Rules issued in 2009. The revised Archives Rules came into effect on March 31, 2023. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. Where a domestic company provides or publicly discloses to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses through its overseas listing entity, any document or material involving any state secret or any work secret of any governmental agency, it shall report to the competent authority for approval in accordance with the law, and submit to the secrecy administration department for filing. Securities companies and securities service organizations shall comply with the confidentiality and archive management requirements and keep the documents and materials properly. Securities companies and securities service institutions that provide domestic enterprises with relevant securities services for overseas issuance and listing of securities shall keep the working papers they compile (such as the records of working plan and procedure, evidence and supporting materials related to the services which are obtained and prepared by the aforementioned service providers) within the territory of the PRC. If such working papers need to be taken abroad, approval shall be obtained in accordance with relevant provisions.

The Trial Measures, and the revised Archives Rules, once enacted, do not presently subject us to additional compliance requirements as we are not a “domestic company”, and they have no general application in China SAR because of the Basic Law. However, we cannot assure you that China will not enact similar laws as the Trial Measure that could subject us to additional compliance requirements or that we would be able to meet such requirements. Any such future requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

Risks Related to our Ordinary Shares and This Offering

There has been no public market for our Ordinary Shares prior to this o fering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this offering, there has been no public market for our Ordinary Shares. The initial offering price of our Ordinary Shares is the result of negotiations between the Company and the underwriter, and the initial offering price may differ significantly from the market price for our Ordinary Shares following the offering. There is no assurance that an active trading market for our Ordinary Shares will develop or that the market price for our Ordinary Shares will not decline below the initial public offering price.

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	actual or anticipated variations in our revenues, earnings, cash flow, and changes or revisions of our expected results;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships, or joint ventures by the Company or our competitors;

●	announcements of new products and services and expansions by the Company or our competitors;

●	changes in financial estimates by securities analysts;

●	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

●	changes in the economic performance or market valuations of other companies in our industry;

●	detrimental negative publicity about the Company, our competitors, or our industry;

●	additions or departures of key personnel;

●	regulatory developments that affect the Company or our industry;

●	general economic or political conditions in China or elsewhere in the world;

●	fluctuations of exchange rates between the RMB and the U.S. dollar; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Ordinary Shares. Volatility or a lack of positive performance in the price of our Ordinary Shares may also adversely affect our ability to retain key employees, most of whom have been granted equity incentives.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If the Company were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our operations and require the Company and/or the Operating Entity to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether successful or not, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, the Company may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The price of our Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. Our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trade, and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, people buying or selling in relatively small quantities may easily influence the prices of our Ordinary Shares. This low volume of trade could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. There is no assurance that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, the holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline.

The trading market for Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover the Company downgrade the Ordinary Shares, the market price for the Ordinary Shares would likely decline. If one or more of these analysts cease to cover the Company or fail to regularly publish reports on the Company, the Company could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Ordinary Shares to decline.

The Company currently does not expect to pay dividends in the foreseeable future after this ofering and you must rely on price appreciation of our Ordinary Shares for return on your investment.

The Company currently intends to retain most, if not all, of the available funds and any future earnings after this offering to fund development and growth. As a result, the Company does not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

The Company’s board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of British Virgin Islands law. The dividend policy is subject to the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. There is no assurance that our board of directors will declare dividends even if we are profitable. Under British Virgin Islands law. We may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to pay our debts as they fall due; and the value of the assets of our Company exceeds the sum of our total liabilities. Even if the Company’s board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, the Company’s capital requirements and surplus, the amount of distributions, if any, received by the Company from subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the Company’s board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

The Company has broad discretion in the use of the net proceeds from our initial public ofering and may not use them efectively.

To the extent (i) the Company raises more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) the Company determines that the proposed uses set forth in that section are no longer in the best interests ofthe Company, the Company cannot specify with any certainty the particular uses of such net proceeds that the Company will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital and other general corporate purposes, and the Company may spend or invest these proceeds in a way with which the shareholders disagree. The failure by our management to apply these funds effectively could harm the business and financial condition. Pending their use, the Company may invest the net proceeds from the initial public offering in a manner that does not produce income or that loses value.

We are a BVI company and, because judicial precedent regarding the rights of shareholders is more limited under BVI law than under U.S. law, you may have less protectionforyour shareholder rights than you would under U.S. law.

The Company is a business company incorporated under the laws of the British Virgin Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, as amended and restated from time to time, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to the Company under British Virgin Islands law are governed by the BVI Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from the common law of England, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary duties of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. As a result of all of the above, holders of our shares may have more difficulty in protecting their interests through actions against our management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection for minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e., the Memorandum and Articles of Association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the Memorandum and Articles of Association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law since the common law of the BVI for business companies is limited.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the British Virgin Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description ofShare Capital — Differences in Corporate Law” on page 58.

Certainjudgments obtained against the Company by our shareholders may not be enforceable.

The Company is a British Virgin Islands company and substantially all of our assets are located outside of the United States. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against the Company or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of China (including those of China) may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We may not be able to pay any dividends on our Ordinary Shares in the future due to BVI law.

Under BVI law, we may only pay dividends to our shareholders if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. We cannot give any assurance that we will declare dividends of any amounts, at any rate or at all in the future. Future dividends, if any, will be at the discretion of our Board of Directors, and will depend upon our results of operations, cash flows, financial condition, payment to us of cash dividends by our subsidiaries, capital needs, future prospects and other factors that our directors may deem appropriate.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether the Company is or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain guidance from the Internal Revenue Service, or IRS, relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If, due to different interpretations of such regulations and guidance, the percentage of our passive income or the percentage of our assets treated as producing passive income increases, the Company may be a PFIC in one or more taxable years. If the Company is a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as the Company is an emerging growth company, the Company will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

The Company is classified as an “emerging growth company” under the JOBS Act because the Company generated less than $1.235 billion in revenues for our last fiscal year. For as long as the Company is an emerging growth company, which may be up to five full fiscal years, unlike other public companies, the Company will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements ofthe issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. The Company will remain an emerging growth company for up to five years, although the Company will lose that status sooner if the Company has more than $1.235 billion of revenues in a fiscal year, has more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issues more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that the Company relies on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. Our election to take advantage of any of the benefits of the extended transition period for complying with new or revised accounting standards allows for the delay of the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies, and that as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates with similar disclosure.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may a ford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country’s law for certain governance matters. Certain corporate governance practices in our home country, the BVI, may differ significantly from Nasdaq corporate governance listing standards. If we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

As a “controlled company” under the Nasdaq Stock Market Rules, our Company may choose to exempt the Company from certain corporate governance requirements that could have an adverse efect on shareholders.

We are currently a “controlled company” within the meaning of the corporate governance listing requirements of Nasdaq because Mr. Baoquan Yu, as CEO, Chairman, and principal shareholder, currently owns more than 50% of our outstanding Ordinary Shares. As of the date of this prospectus, Mr. Baoquan Yu, as the controlling shareholder of the Company, can decide on all matters requiring shareholder approval or matters which may be approved by shareholders under the Company’s Memorandum and Articles of Association by virtue of his controlling ownership in the Company based on his direct and indirect ownership (through JJH) of the Company’s outstanding Ordinary Shares, including the election of directors, amendment of memorandum and articles of association, and approval or disapproval of major corporate transactions, such as a change in control, a transaction with take-over effect, merger, consolidation, or sale of assets. The Company has adopted a Code of Business Conduct and Ethics to impose certain review procedures that require independent director review and approval of conflict of interests and related party transactions, which applies to all directors, officers, and employees of the Company, including Mr. Baoquan Yu. Additionally, the Company plans to adopt an Audit Committee Charter effective upon the completion of this offering and the listing of our Ordinary Shares on Nasdaq to include additional internal control and risk management procedures to further address conflicts of interest issues.

Nevertheless, a controlled company may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in Nasdaq rules and the requirement that our compensation and nominating committees consist entirely of independent directors. Although we do not intend to rely on the controlled company exemption under Nasdaq rules, we could elect to rely on this exemption in the future. If we elect to rely on the controlled company exemption, a majority of the members of our board of directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, our shareholder would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

We have identified material weaknesses in our internal control over financial reporting that, if not properly remediated, could result in material misstatements in our consolidated financial statements.

In preparing our consolidated financial statements as of and for the fiscal years ended June 30, 2024 and June 30, 2025, we have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. The material weaknesses identified included (i) our lack of proper documentation for transactions involving our Operating Entity and certain related parties controlled by Mr. Baoquan Yu, CEO, Chairman, and principal shareholder, and the intermingling of funds between Mr. Baoquan Yu and the Operating Entity relating to such transactions, (ii) a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements; (iii) certain cutoff issues concerning revenue and inventory recognition requiring adjustments thereto, (iv) lack of effective policies and procedures in place to provide adequate, independent oversight over financial reporting, timely preparations and review of accounting records (including general journal entries), and (v) a lack of clarity on job responsibilities and segregation of duties among certain staff. Additionally, we have identified significant deficiencies in that the Company manually, as opposed to using an EPR system, to integrate its inventory and accounting record, which could lead to errors; and we had a high frequency of cash transactions, the documentation of which should be improved. Following the identification of the material weaknesses and control deficiencies, we have taken remedial measures including (i) appointing or nominating independent Board members with financial reporting experience or proficiency; (ii) engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control, (iii) adopting a Code of Business Conduct and Ethics and a Cash Management Policy on September 27, 2023. Additionally, we also plan to address the weakness by (i) formulating and adopting proper internal control policies and financial control system to monitor, detect, and avoid any unsuitable transactions and to ultimately improve our internal control over financial reporting status; (ii) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function; and (iii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting.

The existence of material weaknesses is an indication that there is a more than remote likelihood that a material misstatement of our financial statements will not be prevented or detected in a future period, and the process of designing and implementing effective internal controls and procedures will be a continual effort that may require us to expend significant resources to establish and maintain a system of controls that is adequate to satisfy our reporting obligations as a public company. Although, we are taking remedial measures to improve the effectiveness of our controls, we cannot assure you that the measures we take will be sufficient to remediate the material weaknesses described above and identified in the future or that we will implement and maintain adequate controls over our financial processes and reporting in the future in order to avoid additional material weaknesses in our internal controls over financing reporting.

Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

The Company will incur increased costs as a result of being a public company, particularly after the Company ceases to qualify as an “emerging growth” company.

Upon completion of this offering, the Company will become a public company and expect to incur significant legal, accounting and other expenses that the Company did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq Stock Market, impose various requirements on the corporate governance practices of public companies. The Company expects these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier.

As a result of becoming a public company, the Company will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. The Company also expects that operating as a public company will make it more difficult and more expensive for the Company to obtain director and officer liability insurance, and the Company may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, the Company will incur additional costs associated with our public company reporting requirements. It may also be more difficult for the Company to find qualified persons to serve on our board of directors or as executive officers. The Company cannot predict or estimate with any degree of certainty the amount of additional costs the Company may incur or the timing of such costs.

In addition, after the Company is no longer an “emerging growth company”, the Company expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the other rules and regulations of the SEC.

The Company may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, the Company is a foreign private issuer, and therefore, the Company is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. The Company would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the U.S. and the Company fails to meet additional requirements necessary to maintain our foreign private issuer status. If the Company loses our foreign private issuer status on this date, the Company will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. The Company will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, the Company will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, the Company will incur significant additional legal, accounting, and other expenses that the Company will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

The obligation to disclose information publicly may put the Company at a disadvantage to competitors that are private companies.

Upon completion of this offering, the Company will be a public company in the United States. As a public company, the Company will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to the Company and shareholders. Although the Company may be able to attain confidential treatment of some of our developments, in some cases, the Company will need to disclose material agreements or results of financial operations that the Company would not be required to disclose if the Company were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with the Company. Similarly, as a U.S. public company, the Company will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates”, “believes”, “hopes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “plans”, “will”, “would”, “should”, “could”, “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our expectations about market trends and our ability to capitalize on these trends;

●	our ability to maintain and expand our relationship with alcohol wholesalers and retailers;

●	our ability to comply with laws and regulations affecting our business, including those relating to the distribution of alcohol

●	general competitive conditions, including actions our competitors may take to grow their businesses;

●	the effectiveness of our marketing and advertising programs;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets;

●	our capital requirements and our ability to raise any additional financing which our Company may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our expectations regarding the use of proceeds from this offering;

●	the volatility of the trading price and the potential liquidity of our Ordinary Shares;

●	the future trading prices of our Ordinary Shares and the impact of securities analysts ’reports on these prices.;

●	the impact on our business, financial condition and results of operation from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the PRC or worldwide; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the alcoholic beverages wholesale industry in China. In connection with the Offering, we have engaged Frost & Sullivan to conduct a detailed analysis and prepare an industry report on the markets in which we operate (the “Frost & Sullivan Report”). Services provided by Frost & Sullivan include market assessments, competitive benchmarking, and strategic and market planning for a variety of industries. Except for the Frost & Sullivan Report, we did not commission any other industry report in connection with the Offering.

We have extracted certain information from the Frost & Sullivan Report in sections headed “Prospectus Summary”, “Risk Factors”, “Industry Overview”, “Business”, “Financial Information” and elsewhere in this prospectus to provide our potential investors with a more comprehensive presentation of the industries in which we operate. Unless otherwise noted, all of the data and forecasts contained in this section are derived from the Frost & Sullivan Report. Projected data was obtained from historical data analysis plotted against macroeconomic data with reference to specific industry-related factors. Frost & Sullivan believes that the basic assumptions used in preparing the Frost & Sullivan Report, including those used to make future projections, are factual, correct, and not misleading. Frost & Sullivan has independently analyzed the information, but the accuracy of the conclusions of its review largely relies on the accuracy of the information collected. Frost & Sullivan research may be affected by the accuracy of these assumptions and the choice of these primary and secondary sources.

To the extent any industry data supplied by us include projections, it is based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the industry subjects any projections or estimates relating to the growth prospects or future condition of the industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a BVI business company limited by shares. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts ofthe United States.

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel as to BVI law, has advised us that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands under the common law doctrine of obligation.

We incorporated in the BVI in order to enjoy the following benefits: (1) political and economic stability; (2) an effective judicial system; (3) a favorable tax system; (4) the absence of exchange control or currency restrictions; and (5) the availability of professional and support services. However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to, the following: (1) the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (2) BVI companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Ogier has further advised us that there is uncertainty as to whether the BVI would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.0 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $. We will not receive any of the proceeds from the sale of Ordinary Shares by the Resale Shareholders.

Our Company plans to use the net proceeds received from this offering for the following purposes:

●	approximately 30% of the net proceeds from this offering for sales and product innovation and brand building;

●	approximately 40% of the net proceeds from this offering for the acquisition of, or investment in, assets, technologies, solutions, or businesses that complement our business;

●	approximately 20% of the net proceeds from this offering for general corporate purposes, which may include operating expenses, working capital and capital expenditures for future growth, including marketing investments, innovation and adjacent product category expansion, international growth investment, and organizational capabilities investments; and

●	approximately 10% of the net proceeds for reserve and subject to the discretion of the board of directors.

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a public market for our Ordinary Shares and facilitate our future access to the capital markets. We do not have binding agreements or commitments for any acquisitions or investments outside the ordinary course of business at this time. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, our Company may use the proceeds ofthis offering differently than as described in this prospectus. To the extent that the net proceeds our Company receives from this offering are not immediately used for the above purposes, our Company may invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Our board of directors has discretion on whether to distribute dividends subject to certain restrictions under British Virgin Islands law, namely that we may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the value of assets of our company will not be less than the sum of our total liabilities. Even if we decide to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

As of the date of this prospectus, our China Subsidiary has not made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. Our Company intends to keep any future earnings to finance the expansion of our business, and our Company does not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions our Company makes to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

If our Company determines to pay dividends on any of our Ordinary Shares in the future, as a holding company incorporated in the British Virgin Islands, our Company will be dependent on receipt of funds from JJH. JJH, in turn, will be dependent on the receipt of funds from the Operating Entity. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

According to China law, income received in China is subject to taxation under China’s Complementary Tax provisions, regardless of whether the recipient is an individual or a corporation, their specific industry, nationality, or domiciliation. However, taxpayers may be eligible for deductions and allowances.

Any dividends received by either individuals or corporate shareholders are considered as income and thus are subject to complementary tax as stated above.

Non-residents and companies not incorporated in China that do not conduct business activities in China, are normally not registered with the China Financial Services Bureau as taxpayers, and therefore are not required to submit their income tax returns in China. However, the China taxation authorities may challenge the accuracy of income statements and may calculate the amounts due based on prior results or estimations. In such events, appeals are available for unsatisfied parties.

Under the current practice of the Inland Revenue Department of China, no tax is payable in China in respect of dividends paid by us.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by our Company in this offering at the assumed initial public offering price of $4.0 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts to the Underwriter and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “ Use of Proceeds” and “Management s, Discussion and Analysis of Financial Condition and Results ofOperations”, as well as the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

June 30, 2025
	Actual	As adjusted
Cash	$	$

Indebtedness	$	$

Stockholder’s Equity:
Ordinary shares, $0.00001	$	$
Preferred shares, $0.00001par value
Paid-in capital (1)
Reserve capital
Retained earnings
Accumulated other comprehensive Gain
Total JJH stockholder’s	$	$
equity Non-controlling interest
Total stockholder’s equity
Total Capitalization	$	$

(1)	Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $4.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share substantially exceeds the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

After giving effect to our sale of 1,250,000 Ordinary Shares offered in this offering based on the initial public offering price of $4.0 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deduction of the estimated underwriting discounts and non-accountable expense allowance to the Underwriter and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025.

The following table illustrates such dilution:

	Post- Offering
Assumed Initial public offering price per Ordinary Share		$4.00
Net tangible book value per Ordinary Share as of June 30, 2025
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors
Pro forma net tangible book value per Ordinary Share immediately after this offering
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2025, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and non-accountable expense allowance to the Underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders
New investors

Total

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

JJH INTERNATIONAL HOLDINGS LIMITED was incorporated under the laws of British Virgin Islands on March 7, 2025.

Hunan Jinger Jiang Jun Hong Technology Co.Limited is a company organized under the laws of the People’s Republic of China (“China”) and an 100%-owned subsidiary of JJH INTERNATIONAL HOLDINGS LIMITED. JJH does not maintain any office facility or personnel. As a China registered entity, JJH is subject to China laws generally applicable to China entities such as laws related to enforceability of civil liabilities.

Hunan Jinger Jiang Jun Hong Technology Co. Limited was incorporated on October 9, 2023 in China, under the laws of China, SAR China, with 100% of the equity interest held by JJH, and 87% individually held by our founder, CEO, Chairman, and principal shareholder Mr. Baoquan Yu. The registered principal activities of Hunan Jinger Jiang Jun Hong Technology Co. Limited include alcoholic beverages import.

Hunan Jinger Jiang Jun Hong Technology Co. Limited is a company organized under the laws of the China and an 100%-owned subsidiary of JJH INTERNATIONAL HOLDINGS LIMITED. JJH is a holding company and does not conduct any substantive operations in China except for facilitating inventory procurement in China for our only operating subsidiary, which is in China. JJH does not maintain any office facility or personnel. It has no revenue or expenses other than those associated with inventory procurement in China from a few China beverage distributors. All of JJH’s operations are conducted in China by Hunan Jinger Jiang Jun Hong Technology Co. Limited, our China operating subsidiary. As a China registered entity, JJH is subject to China laws generally applicable to China entities. We believe JJH is compliant with the laws and regulations governing its existence, operations, and taxes in China, including without limitation, laws and regulations relating to data privacy and anti-monopoly, to the extent such laws and regulations are applicable to JJH. Please see “Enforceability ofCivil Liabilities” on page 35 for more details of enforceability of liabilities in China.

Hunan Jinger Jiang Jun Hong Technology Co. Limited is a trading and wholesaler of primarily alcoholic beverages in China. Hunan Jinger Jiang Jun Hong Technology Co. Limited’s direct customers primarily consist of supermarkets, restaurants, hotel and other retailers in China and it generally does not conduct retail sales. Due to the predominantly wholesale nature and limited scale of our operations solely via Hunan Jinger Jiang Jun Hong Technology Co. Limited in China, it is not part of Hunan Jinger Jiang Jun Hong Technology Co. Limited’s business activities, nor does it have any access, to gather private data from the ultimate retail consumers of our downstream distributors such as supermarkets, restaurants, hotel and other retailers in China. As a China registered entity, Hunan Jinger Jiang Jun Hong Technology Co. Limited is subject to China laws generally applicable to China entities. We believe Hunan Jinger Jiang Jun Hong Technology Co. Limited is compliant with the laws and regulations governing its existence and operations in China, including without limitation, laws and regulations relating to data privacy and unfair competition and anti-monopoly, to the extent such laws and regulations are applicable to Hunan Jinger Jiang Jun Hong Technology Co. Limited.

Vision & Mission

To strive for being the first-class industry and to create a new enterprise brand.

Slogan

Raise the cup filled with Jiang Jun Hong rice wine, with firmness and calmness. Every sip of Jiang Jun Hong rice wine brings you health.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus, assuming that the Resale Shareholders have not sold any shares at the time of the offering:

Notes:

(1)	Includes Ordinary Shares held by the minority shareholders, each a natural person or entity who, each directly or indirectly, owns less than % of the Company’s Ordinary Shares.

(2)	JJH INTERNATIONAL HOLDINGS LIMITED (or JJH), a holding company without operations, is the company issuing securities sold in the offering.

(3)	Hunan Jinger Jiang Jun Hong Technology Co. Limited (or Hunan Jinger JJH Tech Co. Ltd) is the operating company in China through which JJH INTERNATIONAL HOLDINGS LIMITED conducts its operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements, the notes to those financial statements and other financial data that appear elsewhere in our prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates andprojections about our business and operations. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those setforth in “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” and elsewhere in this prospectus. See “Disclosure Regarding Forward-Looking Statements.” All amounts included herein with respect to the fiscal years ended June 30, 2025 and 2024 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. Generally AcceptedAccounting Principles, or U.S. GAAP.

Overview

We are a holding company incorporated under the laws of British Virgin Islands on March 7, 2025. As a holding company with no material operation of its own, we conduct substantially all our operations through an indirect China subsidiary, Hunan Jinger Jiang Jun Hong Technology Co. Limited. Hunan Jinger Jiang Jun Hong Technology Co. Limited is an 100%-owned subsidiary of JJH. As of the date of this prospectus, Mr. Baoquan Yu, CEO, Chairman, and principal shareholder, and the founder of JJH and Hunan Jinger Jiang Jun Hong Technology Co. Limited, directly holds 87% ownership interest in JJH.

Hunan Jinger Jiang Jun Hong Technology Co. Limited is a trading and wholesaler of primarily alcoholic beverages in China. Through Hunan Jinger Jiang Jun Hong Technology Co. Limited, we sell a broad range of beverages, primarily alcoholic beverages in 2023, a small quantity of tea and fruit juice. The alcoholic beverages we sell include Chinese liquor, and other miscellaneous beverage alcohol. Sales of Chinese liquor are, by far, our most significant operation, and we are a great wholesaler of high-end Chinese liquor in China. We operate only in China.

Our consolidated financial statements presented herein consolidate the financial statements of JJH, with the financial statements of its subsidiaries in corporate structure chart presented on page F-6.

Based on the structure, Mr. Baoquan Yu, CEO, Chairman, and principal shareholder, constructively owns 87% of Hunan Jinger Jiang Jun Hong Technology Co. Limited. The Company and its subsidiaries are considered under common control.

For the years ended June 30, 2025, and 2024, the Company had revenues of $ and $, and net incomes of $ and $, respectively.

Principal Factors Affecting Our Financial Performance

●	Our operating results are primarily affected by general factors, including but not limited to China’s overall economic growth, Chinese consumers ’ rising disposable income, and Chinese consumers ’ increasing emphasis on quality of life. Unfavorable changes in any of these general factors could affect consumers’ demand for the products the Operating Entity sells and could materially and adversely affect our results of operations.

●	Our operating results are also affected by specific facts, including but not limited to the reputation of the brands and the manufacturers of the alcoholic beverage products that the Operating Entity sells, the fluctuating exchange rate and the exchange rate at the time we purchase inventory, our working relationships with our major suppliers and customers and our ability to effectively manage our inventories.

Results of Operations

For the Six Months Ended June 30, 2025, and June 30, 2024

The following table summarizes the results of our operations for the six months ended June 30, 2025 and 2024, respectively, and provides information regarding the dollar and percentage increases (or decreases) during such periods.

	June 30, 2025		June 30, 2025		Amount	Percentage
Statement of Operations Data:	Amount	As % of Sales	Amount	As % of Sales	Increase (Decrease)	Increase (Decrease)
Revenue, net	$		$		$
Cost of goods sold
Gross profit

Operating expenses
Selling and distribution expenses
General and administrative expenses
Total operating expenses

Operating Income

Other income (expenses)
Interest expense
Other income and other expense, net
Total other expense, net

Income before provision for taxes
Provision for income taxes
Net income	$		$		$

Sales

Cost of goods sold Gross profit

Gross profit Margin Selling expenses

General and administrative expenses Income from operations

Other income and expenses

Income before income taxes

Provisionfor income taxes

Foreign currency translation

The reporting currency of the Company is U.S. dollars. The results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rates at the balance sheet dates, and equity is translated at the historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding accounts on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity.

For the Years Ended June 30, 2025 and 2024

The following table summarizes the results of our operations for the years ended December 31, 2023 and 2024, respectively, and provides information regarding the dollar and percentage increases (or decreases) during such periods.

	Year ended Year ended June 30, 2025		Year ended Year ended June 30, 2025		Amount	Percentage
Statement of Operations Data:	Amount	As % of Sales	Amount	As % of Sales	Increase (Decrease)	Increase (Decrease)
Revenue, net	$
Cost of goods sold
Gross profit

Operating expenses
Selling and distribution expenses
General and administrative expenses
Total operating expenses

Operating Income

Other income (expenses)
Interest expense
Other expense, net
Total other expenses(income), net

Income before provision for taxes
Provision for income taxes
Net income	$

Sales

Cost of goods sold Gross profit

Gross profit Margin Selling expenses

General and administrative expenses Income from operations

Other income and expenses

Income(Loss) before income taxes

Provisionfor income taxes

Foreign currency translation

Liquidity and Capital Resources

	June 30, 2025	June 30, 2024	Change	Percentage Change

Working Capital:
Total current assets
Total current liabilities
Working Capital:	$

	June 30, 2025	June 30, 2024	Change	Percentage Change

Working Capital:
Total current assets
Total current liabilities
Working Capital:	$	$	$	$

Cash Flow Summary

For the years ended June 30, 2025, and June 30, 2024

The following table sets forth summary of our cash flows from operations for the six months indicated:

	June 30, 2025	June 30, 2024

Net cash provided by operating activities	$	$
Net cash used in investing activities
Net cash used in financing activities
Effect of exchange rate changes on cash
Net increase (decrease) in cash
Cash, beginning of period
Cash, end of period	$	$

Operating Activities

Investing Activities

Financing Activities

Foreign Currency Translations.

The reporting currency of the Company is U.S. dollars. The results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rates at the balance sheet dates, and equity is translated at the historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding accounts on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity.

Investing Activities

Financing Activities

Foreign Currency Translations

The reporting currency of the Company is U.S. dollars. The results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rates at the balance sheet dates, and equity is translated at the historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding accounts on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity.

Off-balance Sheet Commitments and Arrangements

Contingencies

The Company is currently not a party to any material legal proceedings, investigation, or claims. However, the Company, from time to time, may be involved in legal matters arising in the ordinary course of its business, and there can be no assurance that matters arising in the ordinary course of business for which the Company could become involved in litigation will not have a material adverse effect on its business, financial condition, or results of operations.

Summary of Critical Accounting Policies

The following discussion relates to critical accounting policies for our company. The preparation of financial statements in conformity with GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Use ofEstimates andAssumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant accounting estimates are used for, but not limited to, recoverability of the carrying value of long-lived assets, allowance for doubtful accounts, slow-moving and obsolete inventory reserve, depreciable lives of property and equipment and the discount rate for leases. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Revenue Recognition

The Company earns revenues through the marketing, sale, and distribution of alcoholic beverages. The Company adopted ASC 606 and recognizes revenue at the point in time when control of the products is transferred to the customer at the estimated net consideration for which collection is probable, taking into account the customer’s rights to rights to return unsold product. Transfer of control occurs either when products are shipped to or received by the distributor or direct customer, based on the terms of the specific agreement with the customer, if the Company has a present right to payment and transfer of legal title and the risks and rewards of ownership to the customer has occurred. For most of the Company’s product sales, transfer of control occurs upon shipment to the distributor or direct customer. In assessing whether collection of consideration from a customer is probable, the Company considers the customer’s ability and intention to pay that amount of consideration when it is due. Payment of invoices is due as specified in the underlying customer agreement, typically 30 days from the invoice date, which occurs on the date of transfer of control of the products to the customer.

A five-step approach is applied in the recognition of revenue under ASC 606: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when the Company satisfies a performance obligation.

In accordance with ASC 606, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs, or the net amount earned as commissions. When the Company is a principal, where the Company obtains control of the specified goods or services before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent, where its obligation is to facilitate third parties in fulfilling their performance obligation for specified goods or services, the revenues should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by other parties. Revenues are recorded net of value-added taxes.

The Company recognizes the product revenues from retail business on a gross basis as the Company is acting as the principal in these transactions and is responsible for fulfilling the promise to provide the specified goods.

Leases

Comprehensive income/(loss)

Comprehensive income/(loss) is defined as changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments from shareholders and distributions to shareholders. Comprehensive income/(loss) for the periods presented includes net income/(loss), change in unrealized gains/(losses) and foreign currency statement translation gains/(loss).

Fair Value Measurements

The Company applies the provisions ofASC 820-10, “Fair Value Measurements and Disclosures” . ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash, accounts receivable, accounts payable and short-term debt, the carrying amounts are approximately fair value due to their relatively short maturities. The carrying amounts of the long-term debt approximate their fair values based on current interest rates for instruments with similar characteristics.

The three levels of valuation hierarchy are defined as follows:

●	Level 1: valuations consist ofunadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

●	Level 2: rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

●	Level 3: valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities. On June 30, 2025 and June 30, 2025 and 2024, there were no assets or liabilities carried or measured at fair value. Accounts receivable and accounts payable are measured at amortized cost. Some of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that are approximate fair value due to their liquid or short-term nature. Such financial assets and financial liabilities include cash, net receivables, prepaid expenses, accounts payable, and other current liabilities.

Inventories

The Company values inventories at the lower of cost or net realizable value. Net realizable value is based on estimated selling prices less further costs expected to be incurred for completion and disposal. Inventories are the finished goods or commodities that the Company holds to sell. Inventories include finished goods (commodities) and costs to fulfil contracts etc.

The Company uses weighting average method for the inventories. Inventory reserves are provided to cover risks arising from slow-moving items. The estimated obsolescence or unmarketable inventory equals the difference between the cost of inventory and the estimated market value based on assumptions about future demand and market conditions.

At each balance sheet date, inventories are measured at the lower of cost and net realizable value. When the cost of inventory exceeds its net realizable value, provision for diminution in value of inventories is recognized. The Company usually recognizes provision for diminution in value of inventories on the basis of a single inventory item. For the inventory items of large quantity and low price, the Company recognizes provision for diminution in value of inventories based on inventory categories.

The Company adopts the perpetual inventory system. Low-cost consumables and packaging materials are amortized by the once-off amortization method.

Income Taxes

The Company accounts for income taxes in accordance with ASC greatic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than % likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption under ASC 740 effected the tax liabilities from uncertain income tax position on the Company’s financial statements.

Recently Issued Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

INDUSTRY OVERVIEW

Source of Information

In connection with the ofering, we have engaged Frost & Sullivan, an independent thirdparty, to conduct a detailed analysis and prepare an industry report on the markets in which we operate (the “Industry Overview”. Services provided by Frost & Sullivan include market assessments, competitive benchmarking, and strategic and market planning for a variety of industries. Except for the Frost & Sullivan Report, we did not commission any other industry report in connection with the ofering.

We have extracted certain information from the Frost & Sullivan Report in this section, as well as in the sections headed “Summary”, “Risk Factors”, “Business”, “Financial Information” and elsewhere in this prospectus to provide our potential investors with a more comprehensive presentation of the industries in which we operate. Unless otherwise noted, all of the data and forecasts contained in this section are derived from the Frost & Sullivan Report. Projected data was obtained from historical data analysis plotted against macroeconomic data with reference to specific industry-related factors. Frost & Sullivan believes that the basic assumptions used in preparing the Frost & Sullivan Report, including those used to make future projections, are factual, correct and not misleading. Frost & Sullivan has independently analyzed the information, but the accuracy of the conclusions of its review largely relies on the accuracy of the information collected. Frost & Sullivan research may be afected by the accuracy of these assumptions and the choice of these primary and secondary sources.

In the following discussion of industry overview, “we”, “us”, or “our” refer to our China Operating Entity, Hunan Jinger Jiang Jun Hong Technology Co. Limited.

Alcoholic Beverage Market in China

Classification ofAlcoholic Beverages

Alcoholic beverages are drinks that contain ethanol and are typically produced by fermenting sugars from various sources, including fruits, berries, grains, plant saps, tubers, honey, and other ingredients. Distillation may be used to increase the alcohol concentration of the original fermented liquid. The alcohol content in an alcoholic beverage is usually measured using alcohol by volume (“ABV”).

The Role ofDistributors and Wholesalers in the Alcoholic Beverage Value Chain

In the alcoholic beverage sales channel, intermediaries such as distributors and wholesalers play a crucial role in ensuring the timely and effective delivery of products from producers to retailers and ultimately to customers across different geographical regions, both online and offline. In addition, these intermediaries, especially distributors, act as a liaison between upstream producers and retailers to ensure seamless communication and operations. There are numerous categories and subcategories of alcoholic beverage products with different product characteristics catering to various markets and diverse consumer preferences around the world. Different distributors and wholesalers with expertise in different products and an understanding of various geographic regions and local markets bring efficiency to the general flow of products in the stream of commerce. In particular, their importance is manifested in areas such as:

●	Core competencies in product knowledge, supply chain dynamics, and product market outlook understanding to consistently review and forecast the dynamic market landscape. They evaluate supply, demand, cost, and pricing factors to formulate optimal distribution and sales plans that secure steady sales matching the sales needs of upstream manufacturers and the demand from downstream customers.

●	Ability to establish and maintain a wide customer base with strong regional and local networking capabilities, ensuring comprehensive distribution coverage across various retail channels, including e-commerce platforms, group buying platforms, retail outlets, and chain stores. In China, it is market practice for some alcoholic beverage manufacturers as well as first-tier distributors to maintain long-term cooperation relationships with the distributor network.

●	Ability to source and aggregate orders from numerous retailers and purchase different products from various manufacturers in bulk, which creates an economy of scale for both the retailers and manufacturers because it helps to reduce the administrative burden on these parties, as in a direct distribution, in having to order, or take orders, from multiple counterparties for small quantities and the need to invest in administrative personnel dedicated to such functions.

Competition Factors

Brand recognition

In China’s alcoholic beverages wholesaler market, brand recognition of wholesalers is a key competitive factor. This recognition is linked to a perception of less counterfeiting risks, higher quality, and abundance of products, as well as the effectiveness of marketing and promotional activities, which are important for growing the customer base and boosting customer loyalty. Consequently, market players with strong brand recognition are more likely to seize business opportunities than their less recognized rivals.

Product brands, quality, and variety

China’s alcoholic beverage market offers a diverse range of products in terms of flavors, alcohol content, and brands. Competent market players, including wholesalers, must stay updated with the latest market trends and demands and allocate adequate resources to ensure the safety and quality of their products. The ability to offer diverse product varieties and new products is another factor of competitiveness.

Sales and distribution channels

Having a wide range of sales and distribution channels, including product re-export, can help a wholesaler build brand reputation and credibility, which in turn helps in creating new and viable channels, such as online platforms. Large wholesalers with more sales and distribution channels, including the ability to re-export, can develop new markets and further benefit from economies of scale.

Market Driver

Overall Alcoholic Beverage Market in China

Market Challenges and Opportunities

Opportunities – Brand Differentiation and Product Innovation

Although the alcoholic beverage market is globally considerable, there is ample room for growth as products currently lack diversity and differentiation. Many untapped opportunities exist that both established companies and new market entrants can explore. Innovation is crucial for breaking through in the market, particularly regarding brand differentiation and sales channel transformation. As consumer demands and preferences become increasingly varied, alcoholic beverage companies invest more in research and development, upgrading production facilities, and adopting new technologies to meet these needs. Moving forward, the market will offer opportunities for brand differentiation, and companies will be willing to break through the traditional development in the alcoholic beverage industry. As for distributors, the growing variety and innovation of alcoholic beverage products enrich the market dynamics. Distributors can accordingly develop sales and marketing strategies to stimulate downstream demand while also devising specialized channeling strategies to optimize sources of revenue and business prospects.

Challenges – Increasing Health Consciousness

The alcoholic beverage market in China faces the challenge due to increasing health consciousness among consumers in China. Excessive alcohol consumption is linked with various health problems like liver disease, cancer, and heart disease. As more China residents become aware of these risks, it can reduce demand for alcoholic beverages. This will lead to increasing demand for healthier food and drink options, and less demand for alcohol. For example, low- and no- alcohol drink options like craft beer, wine, and spirits alternatives are growing in popularity in China, which provides consumers with healthier alternatives to alcoholic drinks.

BUSINESS

Overview

We are a holding company incorporated under the laws of British Virgin Islands on March 7, 2025. As a holding company with no material operation of its own, we conduct substantially all our operations through an indirect China subsidiary, Hunan Jinger Jiang Jun Hong Technology Co. Limited. Hunan Jinger Jiang Jun Hong Technology Co. Limited is an 100% owned subsidiary of JJH. As of the date of this prospectus, Mr. Baoquan Yu, CEO, Chairman, and principal shareholder, and the founder of JJH and Hunan Jinger Jiang Jun Hong Technology Co. Limited, directly holds 87% ownership interest in JJH.

There are 36 employees working in the Hunan Jinger Jiang Jun Hong Technology Co., Limitd in China.

To the extent references to “we”, “us”, and “our” are used in the context of a discussion or description of products, operations, market and other commercial activities, such references relate to Hunan Jinger Jiang Jun Hong Technology Co. Limited, the Operating Entity and not its direct or indirect parent companies unless the context clearly suggests otherwise.

Hunan Jinger Jiang Jun Hong Technology Co. Limited is a trading and wholesale seller of beverages in China. Through Hunan Jinger Jiang Jun Hong Technology Co. Limited, we sell a broad range of beverages, primarily alcoholic beverage.

Intellectual Property

As of the date of this Prospectus, we hold 2 trademarks in China, 1 trademark in China, and 2 domain names. We rely on a combination of intellectual property laws and restrictions on disclosure to protect our intellectual property rights. However, there is no assurance that this form of protection will be successful in any given case, since the laws in China do not protect proprietary rights as fully as in the United States.

As of the date of this Prospectus, our intellectual property rights have not been subject to any adverse claims for infringement upon third parties’ trademarks, licenses, and other intellectual property rights in China or China. We have not been involved in any litigation or other claims related to any third party’s intellectual property rights. The first chart below presents information about the two trademarks that we have registered or applied for. The second chart below presents information about some patents that we have the authority to use through certain licensing agreements with the inventors.

Type	Name	Issuing Authority / Registration Institution	Trademark Number	Application Date	Status	Expiration Date
Trademark					Registered

Trademark	Registered

MANAGEMENT

Our directors, executive officer, and key employees are listed below. Each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him or her, or until such director’s resignation or removal. If a director’s appointment does not have a fixed term, the director serves indefinitely until his or her resignation or removal. An officer is elected by the Board of Directors and the officer’s term in office is, except to the extent governed by an employment contract, at the discretion of the Board of Directors.

Name	Age	Position(s)
Mr. Baoquan Yu	63	Chairman of the Board of Directors, and CEO
Mr. Bin Xie	48	Director
Mr. Zhikui Guo	42	Director
Mr. Libao Ma	53	CFO
Mr. Wanqing Li	49	COO
Ms. Li Xu	48	Secretary

The following is a brief biography of our executive officers, director

Mr. Baoquan Yu, 63, has been Chief Executive Officer since October, 2023. Mr. Baoquan Yu has served as our Chairman of the Board of Directors since March, 2025. Mr. Baoquan Yu has been chief executive officer of Hunan Jinger Jiang Jun Hong Technology Co. Limited, which is a trading and wholesaler of alcoholic beverages in China. Mr. Baoquan Yu graduated with a Bachelor degree. He used to be a vice-principal in Qingdao Nanquan Middle School.

Mr. Bin Xie, 48, has been serving as a director since October 2023. He holds a Master Degree. He used to be a teacher of Hunan University of International Economics in Hunan Province.

Mr. Zhikui Guo, 42, has been serving as a director since October 2023. He holds a college diploma. He worked for Zhejiang Fuhui Wine Co., Limited as a Business manager in Zhejiang Province.

Mr. Libao Ma, 53, is CFO in the Company since the Company established. He has a community college degree and worked as a general manager in Shenzhen Huixin Tianze Invesment Development Co., Limited in Shenzhen City, Guangdong Province.

Ms. Li Xu, 48, is a secretary in the Company. She worked for Rongmei Center as a Journalist in Xiangyin Town, Hunan Province.

Election of Officers

An officer is elected by the Board of Directors and serves, except to the extent governed by an employment contract, at the discretion of the Board of Directors.

Board of Directors

Our board of directors will consist of four directors, upon the declaration of effectiveness of the registration statement of which this prospectus forms a part, three of whom shall be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our directors and executive officers have not, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which such person was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, by any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, such person’s involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its shareholders or persons associated with a shareholder.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which covers a broad range of matters including the handling of conflicts of interest, compliance issues and other corporate policies. This Code of Business Conduct and Ethics applies to all of our executive officers, board members and employees.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in the Company’s best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the care, diligence, and skills that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to our Company, our directors must ensure compliance with our Memorandum and Articles of Association as may be amended from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	executing checks, promissory notes, and other negotiable instruments on behalf of the Company;

●	convening shareholders ’ annual general meetings and reporting its work to shareholders at such meeting;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	declaring dividends and distributions.

Terms of Directors and Executive Officers

Our directors may be elected by a shareholder resolution; that is a resolution approved at a duly convened and constituted meeting of the shareholders of the Company by the affirmative vote of a majority of in excess of 50 percent of the votes of the Shares entitled to vote thereon which were present at the meeting and voted. Alternatively, a resolution of shareholders may be passed by a resolution consented to in writing by a majority i.e., in excess of 50 percent of the votes of Shares entitled to vote thereon. Alternatively, our board of directors may, by an affirmative vote of a simple majority of the directors present and voting at a board meeting, appoint any person as a director to fill a vacancy on our board or as an addition to the existing board. When the directors appoint a person as director to fill a vacancy, the term shall not exceed the term in place when the person who has ceased to be a director ceased to hold office. Otherwise, our directors are not automatically subject to a term of office unless the term, if any, is fixed by the resolution of shareholders or the resolution of directors appointing them. Directors hold office until their resignation or removal. A director may be removed from office: (a) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders of the Company entitled to vote; or (b) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of director. In addition, a director will cease to be a director if they (i) become disqualified from acting as a director under the BVI Act and shall resign due to such disqualification; (ii) die or become of unsound mind.; (iii) resign their office by notice in writing; or (iv) are removed from office pursuant to any other provision of our articles of association. Our officers are appointed by and serve at the discretion of the board of directors and may be removed by our board of directors.

Insider Participation Concerning Executive Compensation

Mr. Baoquan Yu, in his capacity as the director of the Company, has been making all determinations regarding executive officer compensation since the inception of the Company. When established, our Compensation Committee will determine executive officer compensation.

Interested Transactions

A director may, subject to any separate requirements required by the audit committee, the Memorandum and Articles of Association, the Nasdaq Stock Market Listing Rules, or because of the disqualification of the director by the chairman of the relevant board meeting, vote on any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in the contract or transaction is disclosed by them at or prior to its consideration and before any vote on the matter.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares (individually and as a group); and

●	each person known to our Company to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to the completion of this offering is based on 12,000,534 Ordinary Shares outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. The percentage of beneficial ownership of each listed person after this offering includes Ordinary Shares outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, our Company has 7 shareholders of record and none of them are located in the United States. Our Company will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to the Completion of this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number	Percent (1)	Number	Percent (2)
Directors and Executive Officers:
Baoquan Yu		87.00%
Libao Ma		13.00%
		0%
		0%
		0%

All directors and executive officers as a group (5 individuals):

5% Shareholders :
Mr. Baoquan Yu		87.00%
Mr. Libao Ma		13.00%

Notes:

(1)	For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by , being the number of ordinary shares as of the date of this Prospectus immediately prior to this offering.
(2)	Assuming 1,250,000 Ordinary Shares are issued in this offering, not including 187,500 Ordinary Shares underlying the Underwriter’s Over-Allotment Option.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements” .

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to Us
Hunan Jiang Jun Hong Technology Co., Limited	Our majority-owned subsidiary in China

Mr. Baoquan Yu	CEO, and Chairman of the Board of Directors; CEO of the Operating Entity

As the Company and JJH are holding companies without substantive operations except as described in the paragraph immediately below in this prospectus, and neither of them generates any income, their respective payment obligations such as fees owned to professional service providers or government administrative fees are met by utilizing cash transfers from the Operating Entity.

DESCRIPTION OF SHARE CAPITAL

We are a holding company incorporated under the laws of British Virgin Islands on March 7, 2025.

Ordinary Shares

General

Distributions

The holders of our Ordinary Shares are entitled to the right to an equal share of any dividend payments issued by the Company. Our Memorandum and Articles of Association provide that the directors ofthe Company may, by resolution of directors, authorize a dividend at a time and of an amount they deem appropriate if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due. Subject to the terms of our Memorandum and Articles of Association, holders of our Ordinary Shares also have the right to an equal share in the distribution of the surplus assets of the Company in the event ofits liquidation.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a meeting of the shareholders of the Company, which is duly convened and held in accordance with our Articles of Association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. At any meeting of the shareholders, the chairman of such meeting is responsible for deciding such matters as he considers appropriate and whether any resolution proposed has been carried or not.

Election of directors

Under the laws of the BVI, the creation of cumulative voting rights for the election of our directors is not specifically prohibited or restricted. Cumulative voting is not a concept that is accepted as a common practice in the BVI, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue of new Ordinary Shares under either BVI law or our Memorandum and Articles of Association.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of their Ordinary Shares by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The transfer of an Ordinary Share is effective when the name of the transferee is entered on the register of members. If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by resolution of directors to accept such evidence of the transfer of Shares as they consider appropriate; and that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in its resolution.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the Company may be voluntarily liquidated by a resolution of shareholders or, if permitted under section 199(2) of the BVI Act, by a resolution of directors, if we have no liabilities or we are able to pay our debts as they fall due, and the value of our assets equals or exceeds our liabilities. On a liquidation or winding up, surplus assets of the Company available for distribution among the holders of Ordinary Shares shall be distributed among the holders ofthe Ordinary Shares on a pro rata basis.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our Board of Directors may, on the terms established at the time of the issuance of such Ordinary Shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. To avoid any doubt, if the issued Ordinary Shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid Ordinary Shares and such fully paid Ordinary Shares shall not be subject to forfeiture.

Redemption of Ordinary Shares

The BVI Act and our Articles of Association permit us to purchase our own shares, with the prior written consent of the relevant shareholders, upon a resolution of directors and in accordance with applicable law.

Modifications of rights

If at any time, the Company is authorized to issue more than one class of Shares, the rights attached to any class may only vary, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting of more than 50% of the issued shares ofthe class to be affected. The rights conferred upon the holders ofthe Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking paripassu therewith.

Changes in the number of Ordinary Shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

●	amend our Memorandum of Association to increase or decrease the maximum number of Ordinary Shares we are authorized to issue,

●	subject to our Memorandum of Association, subdivide our authorized and issued ordinary shares into a larger number of Ordinary Shares then our existing number of ordinary shares, and

●	subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of Ordinary Shares.

Inspection of books and records

Under the BVI Act, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that allowing such access would be contrary to our interests. See “ Where You Can FindAdditional Information” on page 71.

Rights ofnon-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional Ordinary Shares from authorized but unissued Ordinary Shares to the extent available, from time to time as our Board of Directors shall determine, provided that such issuance does not exceed the maximum number of shares the Company is authorized to issue.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more companies, each a “constituent company,” may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. To merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our Company in which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of interest are known to the shareholders and they approve or ratify it, or the Company received a fair market value for the transaction. In any event, all shareholders must be given a copy of the merger or consolidation plan irrespective of whether they are entitled to vote at the meeting to approve the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all ofthe shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the merger or consolidation plan has been approved by the directors and authorized by a resolution of the shareholders, the articles of merger or consolidation are to be executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares, pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value for the shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days following the date of the shareholders ’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders ’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers the affairs of the Company, or any act or acts of the Company, as having been, being, or likely to be, conducted in a manner that is likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to them, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that their shares be acquired, they be provided compensation, the Court will regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Shareholder action by written consent

Under BVI law, subject to the memorandum or articles of association of a company, an action that may be taken by the company at a meeting of shareholders may also be taken by way of a written resolution of shareholders without the need for any notice. Our Memorandum and Articles of Association provide that following the completion of the Offering, any action required or permitted to be taken by the shareholders of the Company must be effected by a meeting of the shareholders of the Company duly convened and held in accordance with our Articles of Association.

Shareholder proposals

BVI law and our Memorandum and Articles of Association provide our shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be convened may request that the directors shall requisition a shareholders’ meeting. As a British Virgin Islands company, we are not obliged by law to call an annual general meeting of shareholders, however our Memorandum and Articles of Association do permit the directors to convene meetings of the shareholders at such times as the director considers necessary or desirable. The location of any shareholder meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

BVI law does not expressly permit cumulative voting for directors, and our Memorandum and Articles of Association do not provide for cumulative voting.

Removal of directors

Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 75% of the votes of the shareholders of the Company entitled to vote. Directors can also be removed for cause by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

BVI law has no relevant statute restricting public corporations from engaging in certain business transactions with an interested shareholder for certain year(s) except when the corporation has opted out or when the Board of Directors approves the business transaction that caused the shareholder to become interested. In addition, our Memorandum and Articles of Association do not expressly provide for such protection.

Dissolution; Winding Up

Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors in accordance with section 199 of the BVI Act.

Variation of rights of shares

Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes, the rights attached to any class may be varied, whether or not our Company is in liquidation, only with the consent in writing or by a resolution passed at a meeting by shareholders of not less than 50% of the issued shares in that class.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Stock Transfer Agent

Anti-Money Laundering — British Virgin Islands

To comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person residing in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (Revised Edition 2020). Such a report shall not be treated

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we expect to make an application for the Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. After our initial public offering, their exists the possibility of substantial selling of our Ordinary Shares in the public market, which could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering and assuming all the Resale Shareholders shares are sold, of that amount, our Company will have 2,409,534 outstanding Ordinary Shares held by public shareholders representing approximately 18.17.5% of our Ordinary Shares. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

Each of our directors and executive officers and at least 5% of the Company’s outstanding Ordinary Shares (or securities convertible or exercisable into Ordinary Shares) has agreed, for a period of 180 days from the date of this prospectus, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of any of our Ordinary Shares or convertible securities into or exercisable or exchangeable for our Ordinary Shares, without the prior written consent of the Underwriter.

Except for the sale of Ordinary Shares by the Resale Shareholders under the Resale Prospectus, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of convertible securities or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to the completion of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act, and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities, within the meaning of Rule 144, for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from either the date these shares were acquired from our Company or from our affiliate, whichever is later, would be entitled to freely sell those shares. Under Rule 144, sales of our shares by our affiliates or persons selling on behalf of our affiliates are also subject to certain sale provisions, notice requirements, and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from our Company in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares under Rule 144, but without having to comply with some of the restrictions, including the holding period, contained in Rule 144. However, shares subject to Rule 701 would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides that sales made in offshore transactions are not subject to the registration or Prospectus-delivery requirements of the Securities Act.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Shareholders of our Ordinary Shares held by them. These Ordinary Shares have been registered to permit public resale of such shares, and a Resale Shareholder may offer the shares for resale from time to time pursuant to the Resale Prospectus. A Resale Shareholder may also sell, transfer or otherwise dispose of all or a portion of such Resale Shareholder’s shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. The resale offering is contingent on the listing of our Ordinary Shares on the Nasdaq and the consummation of the Offering, and will not begin until such listing occurs. Thereafter, any sales pertaining to the Resale Prospectus will occur at prevailing market prices or in privately negotiated prices.

MATERIAL INCOME TAX CONSIDERATION

British Virgin Islands Taxation

The Company and all distributions, interest and other amounts paid by the Company in respect of the Ordinary Shares ofthe Company to persons who are not residents of the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not residents of the BVI with respect to any shares, debt obligations or other securities of the Company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of the stamp duty in the BVI provided they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its shareholders.

BVI Economic Substance

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union regarding offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ESA”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands tax resident companies which are engaged in certain “relevant activities” . However, it is anticipated that the Company as a “purely equity holding equity” will only be subject to more limited substance requirements. Although it is presently anticipated that the ESA will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion, or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as state, local, foreign, and other tax consequences applicable to them through the purchase, ownership, and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this Prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this Prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, changes which could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered, for the purposes of clause (1) above, to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower tax rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this Prospectus. Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest tax rate normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as a capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as a capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from an active trade or business), and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC; however, there can be no assurances with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets, for the purposes of the asset test, will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a “mark-to-market” election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such an ordinary loss, however, is allowable only to the extent of any net “mark-to-market” gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a “mark-to-market” election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net “mark-to-market” gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect the amount of any such income or loss. If you make a valid “mark-to-market” election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The “mark-to-market” election is available only for a “marketable stock”, which is a stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the “mark-to-market” election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid “qualified electing fund” election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The “qualified electing fund” election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the “purging election” will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the “purging election”, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely “qualified electing fund” election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a “mark-to-market” election after ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to be ineligible for a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange, or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. However, backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9, or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

In connection with this Offering, we will enter into an underwriting agreement with as representative of the Underwriters (named below), or the Representative, in this Offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this Offering. The Representative has agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Shares
1,250,000
Total	1,250,000

The Representative is committed to purchase all the Ordinary Shares offered by this prospectus if it purchases any Ordinary Shares. The Representative is not obligated to purchase the Ordinary Shares covered by the Representative’s over-allotment option to purchase Ordinary Shares as described below. The Representative is offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Representative of officer’s certificates and legal opinions. The Representative reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the Representative a 45-day option to purchase up to an aggregate of additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in the offering), at the offering price per Ordinary Shares less underwriting discounts. The Representative may exercise this option for 45 days from the date of closing of this Offering solely to cover sales of Ordinary Shares by the Representative in excess of the total number of Ordinary Shares set forth in the table above. If any of the additional Ordinary Shares are purchased, the Representative will offer the additional Ordinary Shares at the offering price of each Ordinary Share.

Discounts and Expense Reimbursement

We will pay the Representative a discount equivalent to seven point five percent (7.5%) of the gross proceeds of this Offering. The Representative proposes initially to offer the Ordinary Shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the Ordinary Shares offered by us are not sold at the offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the Representative with this Offering:

	Per Ordinary Share		Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price		$4.00	$5,000,000
Underwriting discounts(1)(2)	$
Proceeds, before expenses, to us	$

(1)	We have agreed to pay the Representative a discount equal to seven point five percent (7.5%) of the gross proceeds ofthis Offering.
(2)	Does not include (i) a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of our Ordinary Shares in the offering, including any shares sold as result of the exercise by the representative of the underwriters ’ over-allotment option, or (ii) the reimbursement of certain expenses of the underwriters.

We have agreed to pay the underwriters non-accountable expense, equal to of the gross proceeds received by us from the sale of our Ordinary Shares, including any shares sold as result of the exercise by the Representative of the underwriter’s over-allotment option.

Right of First Refusal

We have granted a right of first refusal, for a period of twelve (12) months from the closing of the offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, subject to certain exceptions (each being referred to as a subject transaction), during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to for such subject transactions. In compliance with FINRA Rule 5110(g)(5)(B), the Right of First Refusal may be terminated by the Company for cause pursuant to FINRA Rule 5110(g)(5)(B)(i). “For cause” termination shall include termination due to any material failure by the underwriters to provide the underwriting services contemplated herein. The Company’s exercise of its right of “termination for cause” eliminates any obligations with respect to any payment of any termination fee or provision of any Right of First Refusal hereunder.

Tail Financing

The Representative shall be entitled to a cash fee equal to seven point five percent (7.5%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company, which the Company has direct knowledge of such investor’s participation (excluding any existing investor of the Company or its subsidiaries or affiliates, provided that the Company provides a list of its existing shareholders), in connection with any public or private financing or capital raise (each, a “Tail Financing”), and such Tail Financing is consummated within the twelve (12) month period following the closing of this offering. Notwithstanding the foregoing, no fee shall be payable by the Company pursuant to the tail financing if the Company terminates the engagement agreement, or the underwriting Agreement for cause.

Lock-Up Agreements

We, each of our directors and officers and holders of at least 5% of the Company’s outstanding Ordinary Shares (or securities convertible or exercisable into Ordinary Shares) have agreed or are otherwise contractually restricted in favor of for a period of 180 days from the date of this prospectus, without the prior written consent of the underwriters not to directly or indirectly:

(i)	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our Ordinary Shares or other capital stock or any securities convertible into or exercisable or exchangeable for our Ordinary Share or other capital stock;

(ii)	file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

(iii)	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

(iv)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price of our Ordinary Shares has been determined through negotiations between us and the Representative. The factors to be considered in these negotiations include prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Based on the above valuation factors and the number of Ordinary Shares outstanding, our assumed initial public offering price is $4.00 per Ordinary Shares for this offering, which is the midpoint of the price range set forth on the cover page of this prospectus. The actual initial public offering price will be determined at pricing.

An active trading market for our Ordinary Shares may not develop. It is possible that after this offering the Ordinary Shares will not trade in the public market at or above the initial public offering price.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our Ordinary Shares for their own account by selling more Ordinary Shares than we have sold to the underwriters. The underwriters may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our Ordinary Shares by bidding for or purchasing shares or warrants in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker- dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our Ordinary Shares to the extent that it discourages resales of our Ordinary Shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Ordinary Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Affiliations

Each underwriter and its respective affiliates are a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions. We have not engaged the underwriters to perform any services for us in the previous 180 days, nor do we have any agreement to engage the underwriters to perform any services for us in the future, subject to the right to act as an advisor as described above.

In the ordinary course of its various business activities, each underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members. The underwriters may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors. In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Indemnification

As a condition to the Underwriter’s participation in this offering, we have agreed to indemnify the Underwriter in accordance with the indemnification provisions set forth in the underwriting agreement. The underwriting agreement provides for indemnification between the Underwriter and us against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the Underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and the non-accountable expense allowance payable to the underwriter, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$
Nasdaq Capital Market Listing Fee	$
FINRA Filing Fee	$
Legal Fees and Expenses	$
Accounting Fees and Expenses	$
Underwriter Fees and Reimbursement Expenses	$
Market Study Fees and Expenses	$
Printing and Engraving Expenses	$
Transfer Agent Expenses	$
Miscellaneous Expenses	$
Total Expenses	$

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the ordinary shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act. Our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

JJH INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

Notes to the Unaudited Consolidated Financial Statements

(All amounts in USD unless otherwise stated)

1. Organization

JJH INTERNATIONAL HOLDINGS LIMITED was established on March 7, 2025 in British Virgin Islands. (“JJH” “the Company” “us” “we”).

Hunan Jinger Jiang Jun Hong Technology Co. Limited Limitada (“Hunan Jinger Jiang Jun Hong Technology Co. Limited”) was established in 2023, is a limited liability Company, with an office address in Room 19010, Building 2, Xiyinmen Commercial Plaza, No.36 Wanjiali Middle Road, Guitang Street, Yuhua Dist, Changsha City, Hunan Province, China. There are 36 employees in the company.

The consolidated financial statements presented herein consolidate the financial statements of JJH, with the financial statements of its subsidiaries in the following structure chart, assuming the Resale Shareholders have not sold any share:

Notes:

(1)	Includes Ordinary Shares held by the minority shareholders, each a natural person or entity who, each directly or indirectly, owns less than 5% of the Company’s Ordinary Shares.

(2)	JJH INTERNATIONAL HOLDINGS LIMITED (or JJH ), a holding company without operations, is the company issuing securities sold in the offering.

(3)	Hunan Jinger Jiang Jun Hong Technology Co. Limited is the operating company in China through which JJH INTERNATIONAL HOLDINGS LIMITED conducts its operations.

For details of each shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Based on the structure, Mr.Baoquan Yu, CEO, Chairman, and principal shareholder, constructively owns 87.00% of JJH INTERNATIONAL HOLDINGS LIMITED. The Company and its subsidiaries are considered under common control.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying interim unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The combination the Company and its subsidiaries are considered under common control. The method used to present a common-control transaction that results in a change in the reporting entity is pooling of interests. A pooling of interests was a method of accounting for a merger of the businesses. The assets and liabilities and operations of the businesses were combined at their historical carrying amounts, and all historical periods were adjusted as if the businesses had always been combined. Similarly, in a common-control transaction, the receiving entity retrospectively adjusts its financial statements to include the transferred net assets and any related operations for all periods for which the entities or net assets were under common control.

Basis of Presentation and Organization

The financial statements of the Company as of June 30, 2025 and June 30, 2024 have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP)

Cash

The Company considers cash and all highly liquid debt instruments with a maturity date of three months or less (at date of purchase) to be cash.

Accounts Receivable

Accounts receivable represent amounts due from marketing, sale and distribution of the wine products and are recorded net of allowance for doubtful accounts.

The Company markets, sells and distributes wine products, such receivables are recorded as account receivable.

Other than the accounts receivable arising from the marketing, sale and distribution of wine products, the Company considers many factors in assessing the collectability of its account receivable, such as the age of the amounts due, the payment history, creditworthiness and financial conditions of the customers and industry trend, to determine the allowance percentage for the overdue balances by age. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debt and actual bad debts. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant accounting estimates are used for, but not limited to, recoverability of the carrying value of long-lived assets, allowance for doubtful accounts, slow-moving and obsolete inventory reserve, depreciable lives of property and equipment and the discount rate for leases, Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Revenue Recognition

The Company earns revenues through the marketing, sale and distribution of wine products. The Company adopted ASC 606 and recognizes revenue at the point in time when control of the products is transferred to the customer at the estimated net consideration for which collection is probable, taking into account the customer’s rights to rights to return unsold product. Transfer of control occurs either when products are shipped to or received by the distributor or direct customer, based on the terms of the specific agreement with the customer, if the Company has a present right to payment and transfer of legal title and the risks and rewards of ownership to the customer has occurred. For most of the Company’s product sales, transfer of control occurs upon shipment to the distributor or direct customer. In assessing whether collection of consideration from a customer is probable, the Company considers the customer’s ability and intention to pay that amount of consideration when it is due. Payment of invoices is due as specified in the underlying customer agreement, typically 30 days from the invoice date, which occurs on the date of transfer of control of the products to the customer.

A five-step approach is applied in the recognition of revenue under ASC 606: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when the Company satisfies a performance obligation.

In accordance with ASC 606, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. When the Company is a principal, that the Company obtains control of the specified goods or services before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent and its obligation is to facilitate third parties in fulfilling their performance obligation for specified goods or services, the revenues should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by other parties. Revenues are recorded net of value-added taxes.

The Company recognizes the products revenues from retail business on a gross basis as the Company is acting as a principal in these transactions is responsible for fulfilling the promise to provide the specified goods.

Comprehensive income/(loss)

Comprehensive income/(loss) is defined as changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments from shareholders and distributions to shareholders. Comprehensive income/(loss) for the periods presented includes net income/(loss) and foreign currency statement translation gains/(loss).

Fair Value Measurements

The Company applies the provisions ofASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash, accounts receivable, accounts payable and short-term debt, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of the long-term debt approximate their fair values based on current interest rates for instruments with similar characteristics.

The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist ofunadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

Level 2:	rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

Level 3:	Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities. Accounts receivable and accounts payable are measured at amortized cost. Some of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate fair value due to their liquid or short-term nature. Such financial assets and financial liabilities include: cash, accounts receivable, prepaid expense, accounts payable, and other current liabilities.

Non-Controlling Interest

Non-controlling interest represents the portion of equity that is not attributable to the Company. The net income (loss) attributable to non-controlling interests are separately presented in the accompanying statements of income and other comprehensive income. Losses attributable to non-controlling interests in a subsidiary may exceed the interest in the subsidiary’s equity. The related non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit of the non-controlling interest balance.

Income Taxes

The Company accounts for income taxes in accordance with ASC greatic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption under ASC 740 effected the tax liabilities from uncertain income tax position on the Company’s financial statements.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment. Fixed assets are stated at cost less accumulated depreciation and impairment. Fixed assets are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over the estimated useful lives on a straight-line basis. The estimated useful lives are as follows:

Repairs and maintenance costs are charged to expenses as incurred, whereas the costs of renewals and betterment that extend the useful lives of fixed assets are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the statements of operations and comprehensive income/(loss)

Impairment of Long-lived assets

Long-lived assets, which include equipment are evaluated for impairment whenever events or changes in circumstances indicate that an asset may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets are written down to the estimated fair value, and such loss is recognized in income from continuing operations in the period in which the determination is made. Management has determined that no impairment of long-lived assets exists as of June 30, 2024 and June 30, 2025.

Recently Issued Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-13, Financial Instruments-Credit Losses (greatic 326) (“ASU 2016-13”), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This ASU replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to greatic 326, Financial Instruments - Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to greatic 326, Financial Instruments — Credit Losses, greatic 815, Derivatives and Hedging, and greatic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As an emerging growth company, the Company adopted this guidance effective on January 1, 2023. The adoption did not have significant impact on the Company’s consolidated financial statements.

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, “Income Taxes (greatic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). This ASU requires that public business entities must annually “(1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate).” A public entity should apply the amendments in ASU 2023-09 prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating these new disclosure requirements and does not expect the adoption to have a material impact.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (greatic 280). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (CODM), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss. Public entities will be required to provide all annual disclosures currently required by greatic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in the update and existing segment disclosures in greatic 280. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective adoption. Early adoption is permitted. The Company is currently evaluating these new disclosure requirements and does not expect the adoption to have a material impact.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

1,250,000 ordinary shares

JJH INTERNATIONAL HOLDINGS LIMITED

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

The Date of This Prospectus Is: [●], 2025

EXHIBIT INDEX

Exhibit No.	Exhibit
107*	Filing Fee Table.

*   Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 30, 2025.

JJH INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Mr. Baoquan Yu
Mr. Baoquan Yu
Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Baoquan Yu	Chief Executive Officer (Principal Executive Officer) and	October 30, 2025
Name: Mr. Baoquan Yu	Chairman of the Board of Directors

* Signed by Mr. Baoquan Yu